UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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PMFG, INC.

(Name of Registrant as Specified In Its Charter)

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PMFG, INC.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held [•], 2009
The 2009 Annual Meeting of Stockholders of PMFG, Inc. (the “Company”) will be held on [•], 2009, beginning at 10:00 a.m., local time, at our corporate offices located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254 (the “Annual Meeting”). The Annual Meeting will be held for the following purposes:
•	to elect two directors to serve until the 2012 Annual Meeting of Stockholders;
•	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized common stock from 25,000,000 shares to 50,000,000 shares;
•
to approve the potential issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payments on, the Company’s recently issued Series A Convertible Preferred Stock; and

•	to transact such other business as may properly come before the Annual Meeting.
Information concerning the matters to be voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. If you were a stockholder of the Company’s common stock at the close of business on [•], 2009, you are entitled to notice of, and to vote at, the Annual Meeting. Also enclosed is the Company’s Annual Report for fiscal year 2009.
You are cordially invited to attend the Annual Meeting in person. However, if you are unable to attend in person, please know that we desire to have maximum representation of our stockholders at the Annual Meeting and respectfully request that you complete, sign, date, and promptly return the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope. We look forward to hearing from you.

By Order of the Board of Directors,

Melissa G. Beare Secretary
Dallas, Texas
[•], 2009

YOUR VOTE IS IMPORTANT
Please vote early, even if you plan to attend the Annual Meeting

PMFG, INC.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
PROXY STATEMENT
We are furnishing you with this proxy statement on behalf of our Board of Directors (the “Board”) to solicit proxies for the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. This proxy statement includes information about the matters that will be discussed and voted on at the Annual Meeting and provides you with updated information about the Company. This proxy statement and the enclosed proxy card are first being mailed to our stockholders on or about [•], 2009. As used in this proxy statement, the terms “PMFG,” “Company,” “we,” “us,” and “our” refer to PMFG, Inc.
Questions and Answers about the Annual Meeting
Q:	When and where will the Annual Meeting be held?

A:	The Annual Meeting will be held on [•], 2009, beginning at 10:00 a.m., local time, at our corporate offices located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254.

Q:	What is the record date for the Annual Meeting?

A:
Our Board has set [•], 2009 as the record date for the Annual Meeting (the “Record Date”). Only holders of our common stock as of the close of business on [•], 2009 are entitled to vote at the Annual Meeting. As of the Record Date, there were [•] shares of our common stock outstanding.

Q:	Who is making this proxy solicitation?

A:
This proxy statement is furnished to holders of our common stock as of the Record Date as part of the solicitation of proxies by our Board for use at the Annual Meeting and any adjournments or postponements thereof.

Q:	What am I being asked to vote on at the Annual Meeting?

A:	At the Annual Meeting, you will be asked to consider and vote on the following proposals:
•	to elect two directors to serve until the 2012 Annual Meeting of Stockholders;
•	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 25,000,000 shares to 50,000,000 shares; and
•
to approve the potential issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payments on, the Company’s recently issued Series A Convertible Preferred Stock.

At the present, we know of no other matters to be presented for stockholder action at the Annual Meeting.

Q:	How does our Board recommend that I vote?

A:	Our Board recommends that you vote your shares as follows:
•	“FOR” the election of each of the two director nominees named herein;

•	“FOR” the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 25,000,000 shares to 50,000,000 shares; and
•
“FOR” the potential issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payments on, the Company’s recently issued Series A Convertible Preferred Stock.

Q:	What vote is required to approve each proposal?

A:	•	Election of directors

The directors will be elected by a plurality of the votes cast by holders of the Company’s common stock. If you withhold authority to vote for a director nominee, your shares will not be counted in the vote for that director nominee.

•	Approval of the Amendment to the Company’s Second Amended and Restated Certificate of Incorporation

The approval of the Amendment to the Company’s Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

•
Approval of the potential issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payments on, the Company’s recently issued Series A Convertible Preferred Stock

Under the current rules of the NASDAQ Stock Market LLC (the “NASDAQ Rules”), the approval of the potential issuance of shares of our common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payments on, the Company’s recently issued Series A Convertible Preferred Stock requires the affirmative vote of a majority of the total votes cast at the Annual Meeting. An abstention is a vote cast under the current NASDAQ Rules, and, as a result, abstentions will have the same effect as a vote against this proposal. A broker non-vote, however, is not a vote cast under current NASDAQ Rules, and, as a result, broker non-votes will have no effect on the outcome of this proposal.

Q:	What securities did the Company issue in the private placement transaction?

A:
We entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated September 4, 2009 , with certain accredited investors, which we refer to collectively in this proxy statement as the Investors, to sell shares of our Series A Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase shares of our common stock to the Investors (the “Warrants”). The Investors include the Company’s largest institutional stockholder, Brown Advisory Holdings Incorporated and some of its affiliates, which we refer to collectively as BAHI. Pursuant to the Securities Purchase Agreement, on September 4, 2009, the Investors acquired 21,140 shares of our Preferred Stock and Warrants to purchase approximately 1.32 million shares of our common stock for aggregate cash consideration of $21,140,000. We refer to the transactions contemplated by the Securities Purchase Agreement as the Private Placement.

The Private Placement was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Company used the net proceeds received from the Private Placement and available cash to repay all of its debt obligations under its subordinated loan agreement with Prospect Capital Corporation (“Prospect Capital”). The Company retained Needham & Company, LLC (“Needham”) as the financial advisor and placement agent with respect to the sale of the Preferred Stock and Warrants.

The shares of Preferred Stock acquired by the Investors are convertible into shares of our common stock at an initial conversion price of $8.00 per share. The Warrants are exercisable for purchase of our common stock at $10.56 per share, which was the closing bid price of our common stock on September 3, 2009.

Q:	Why did the Company sell the Preferred Stock and the Warrants?

A:
In June 2009, our stockholders approved an amendment and restatement of the Company’s Certificate of Incorporation to include 5,000,000 shares of preferred stock in the authorized capital of the Company and authorizing the Board to determine the specific terms of any preferred stock that may be issued. We adopted this amendment because we believed it was in the best interests of the Company and its stockholders to provide the Board with the flexibility to efficiently tailor the terms of each issuance of preferred stock to market conditions, capital raising opportunities or acquisition opportunities without the expense, delay and uncertainty that would result if stockholder approval was required for each issuance. We also disclosed that we had engaged a financial advisor and intended to meet with a limited number of accredited investors regarding a potential issuance of preferred stock for cash in a private placement for purposes of repaying a portion of the Company’s outstanding indebtedness under its existing debt agreements. We used the net proceeds received from the Private Placement and available cash to retire of all of the Company’s outstanding debt obligations under our subordinated loan agreement with Prospect Capital. The Company incurred these debt obligations in connection with its acquisition of Nitram Energy, Inc. and its subsidiaries in April 2008.

Q:	Why is the Company seeking stockholder approval for the conversion of the Preferred Stock?

A:
Our common stock is listed on the NASDAQ Global Market, and, as a result, we are subject to the NASDAQ Rules. We are required to seek stockholder approval for the issuances of common stock in connection with the Private Placement in order to ensure compliance with Rule 5635(d) of the NASDAQ Rules and the limitations set forth therein (“NASDAQ Rule 5635”). NASDAQ Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

You are being asked to approve the issuance of the shares to the Investors because the common stock issuable upon conversion or redemption of, or dividend or liquidation payments on, the Preferred Stock may exceed 20% of the voting power and number of shares of common stock outstanding prior to the Private Placement. In addition, the initial conversion price of the Preferred Stock was $8.00 per share, which was less than the market price of our common stock at the time the Preferred Stock was issued. The conversion price of the Preferred Stock is also subject to weighted-average anti-dilution adjustments, which may result in the conversion price being reduced. Accordingly, we are seeking stockholder approval of this proposal to ensure compliance with NASDAQ Rule 5635 (the “Stockholder Approval”). Pursuant to the terms of the Preferred Stock, the number of shares of common stock that may be issued upon conversion, redemption, or dividend or liquidation payments is limited to 19.99% of the number of shares of common stock outstanding on the date of issuance of the Preferred Stock unless we obtain Stockholder Approval. Pursuant to the Securities Purchase Agreement, we have agreed to use commercially reasonable efforts to secure Stockholder Approval as promptly as reasonably practicable, and in no event later than December 31, 2009.

Q:	What happens if the Stockholder Approval is not received?

A:
If Stockholder Approval is not obtained, the shares of Preferred Stock that can be converted into, redeemed with, or paid dividends or liquidation preference on, shares of common stock will be limited to 19.99% of the outstanding shares of common stock as of September 4, 2009, or approximately 2.64 million shares. As a result, the Company may be limited on its ability to convert the Preferred Stock into common stock and redeem, liquidate, or pay dividends on, the Preferred Stock with common stock, and the Investors may be limited on their ability to convert the Preferred Stock.

Q:	What is the quorum requirement with respect to the Annual Meeting?

A:
The holders of a majority, or [•] shares, of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either in person or by proxy, will constitute a quorum necessary to conduct business at the meeting. Any stockholder present at the Annual Meeting, either in person or by proxy, who abstains from voting will be counted for purposes of determining whether a quorum exists. Broker non-votes are also counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Q:	Under what circumstances will the Annual Meeting be adjourned?

A:
Although it is not expected, if holders of fewer than [•] shares are present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

Q:	What shares can be voted at the Annual Meeting?

A:
All shares of our common stock that you own as of the Record Date may be voted by you at the Annual Meeting. You may cast one vote per share of our common stock that you held on the Record Date. These shares include shares that are held directly in your name as the stockholder of record and held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between a holder of record and a beneficial owner of our common stock?

A:
Some of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the holder of record, and these proxy materials are being sent directly to you by the Company. As the holder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners

If your shares of our common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares. You may also vote your shares in person at the Annual Meeting by following the instructions below.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares of our common stock held directly in your name as the holder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. You are encouraged to vote promptly by returning the proxy card even if you plan to attend the Annual Meeting in person. If you hold your shares in “street name” and desire to attend the Annual Meeting and vote in person, you must show proof of ownership of your shares. Proof of ownership may be established in the form of a letter from the holder of record or a recent statement from the broker, bank or other nominee showing your ownership of our common stock on the Record Date.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the holder of record or beneficially in street name, you may direct you vote without attending the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope. If you complete, sign, date and return your proxy card and we receive the proxy card prior to or at the Annual Meeting, your proxy will be voted as you instructed. If you sign and return a proxy card but do not provide instructions as to your vote, your proxy will be voted “FOR” each proposal and in the discretion of the Board on any other matter that properly comes before the Annual Meeting.

Q:	Can I change my vote after I have voted by proxy?

A:	Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting by revoking your proxy.

If you are a holder of record of the Company’s common stock, you may revoke your proxy by:
•	attending the Annual Meeting and voting your shares in person at the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke your proxy — you must also vote at the Annual Meeting;
•	delivering a written notice to our Corporate Secretary stating that you would like to revoke your proxy; or
•	delivering another duly executed proxy bearing a later date than the proxy being revoked to our Corporate Secretary so that it arrives prior to the Annual Meeting.
You should send your written notice revoking your proxy or new duly executed proxy card to the Company’s Secretary at PMFG, Inc., 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254.
If you are a beneficial owner of our common stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.
Q:	What is a broker non-vote?

A:
When shares are held in “street name,” a broker non-vote may occur when a bank or brokerage firm does not vote on a proposal because it does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. A broker non-vote is counted for the purpose of determining whether a quorum is present. Under the current rules of the NASDAQ Stock Market, your broker may be permitted to vote your shares on certain routine matters, such as the election of directors, even if you do not instruct the broker how to vote.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	It likely means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

Q:	Who will count the votes?

A:	Votes will be counted by the independent inspector of election appointed for the Annual Meeting.

Q:	Who pays for the solicitation of proxies?

A:
We will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing this proxy statement and other proxy materials, and the cost of reimbursing brokers, banks and other nominees for forwarding the proxy materials to the beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone or otherwise, but will not receive additional compensation for these activities. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the proxy materials to the beneficial owners of our common stock. We may also reimburse them for their reasonable out-of-pocket expenses in connection with these services. We have engaged Georgeson Inc. to represent us in connection with the solicitation of proxies and will pay Georgeson a customary fee for its services and reimburse Georgeson for its expenses.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2009, and we may announce preliminary results earlier, including at the Annual Meeting.
WHO CAN HELP ANSWER YOUR QUESTIONS
If you have any questions about any of the proposals to be presented at the Annual Meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:
PMFG, Inc.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
Telephone: 214-357-6181
Attention: Corporate Secretary
Availability of Proxy Statement on Internet
This proxy statement and the proxy card are accessible on the Internet to those stockholders entitled to vote at the Annual Meeting at www.proxydocs.com/pmfg.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, two directors will be elected to serve three-year terms expiring at our 2012 Annual Meeting of Stockholders. This section contains information relating to the two director nominees and the directors whose terms of office continue after the Annual Meeting. The director nominees were selected by the Nominating and Corporate Governance Committee and approved by the Board for submission to our stockholders. The nominees for election are Sherrill Stone and Peter J. Burlage.
Both Mr. Stone and Mr. Burlage are standing for re-election. Mr. Stone was appointed to the Board in 1986 and Mr. Burlage was appointed to the Board in June 2006. Mr. Stone and Mr. Burlage were recommended to the Nominating and Corporate Governance Committee by Robert McCashin, a non-employee director and the Chair of the Nominating and Corporate Governance Committee, and R. Clayton Mulford, a non-employee director and member of the Nominating and Corporate Governance Committee.
The Board recommends a vote “FOR” election of each of the nominees.
Nominees to be elected for terms expiring at the 2012 Annual Meeting of Stockholders
Sherrill Stone, age 72, has served as our Chairman of the Board since 1993 and as a director since 1986. He served as our Chief Executive Officer from 1993 to June 2006 and as our President from 1986 through 2002 and from 2003 to June 2006.
Peter J. Burlage, age 45, joined the Company in 1992 and has served as a director since June 2006. He has served as our President and Chief Executive Officer since June 2006. Mr. Burlage served as our Executive Vice President and Chief Operating Officer from October 2005 to June 2006 and as Vice President of our Environmental Systems business from January 2001 to October 2005. He also served as Vice President of Engineering from 2000 to 2001 and SCR Division Manager from 1997 to 2000.
Current Directors Whose Terms Expire at the 2010 Annual Meeting of Stockholders
Kenneth R. Hanks, age 54, has been a director since May 2006. He has served as Chief Financial Officer and Treasurer of SWS Group, Inc., a financial services company, since 2002 and has served as Executive Vice President of SWS Group since 1996. Mr. Hanks previously served as Chief Operating Officer of SWS Group from 1998 to 2002. He also served as Chief Financial Officer of Southwest Securities, Inc., SWS Group’s primary operating subsidiary, from 1996 to 1998 and has been a director of Southwest Securities, Inc. since June 1997. Mr. Hanks also serves as an arbitrator with the Financial Industry Regulatory Authority (FINRA, formerly known as the NASD) and formerly served as a member of the NASD’s District 6 Business Conduct Committee.
R. Clayton Mulford, age 53, has been a director since January 2002. Since March 2007, he has served as the Chief Operating Officer of the National Math and Science Initiative, Inc., a non-profit educational foundation. An attorney, Mr. Mulford was a partner in the Dallas office of Jones Day from January 2004 until February 2007. Before he joined Jones Day, Mr. Mulford was a partner and member of the Executive Committee of Hughes & Luce, LLP. He previously served as lead corporate legal counsel to us for a number of years.

Current Directors Whose Terms Expire at the 2011 Annual Meeting of Stockholders
Robert McCashin, age 62, has been a director since November 2006. He served as Chairman of Identix, Inc. from 2000 until his retirement in 2004 and as its Chief Executive Officer from 2000 to 2002. Identix designs, develops, manufactures and markets multi-biometric security products. Mr. McCashin was employed by Electronic Data Systems Corporation from 1971 to 1999 where he last served as a Corporate Vice President. He currently serves on the board of directors of Argon ST, Inc.
Howard G. Westerman, Jr., age 56, has been a director since May 2006. He has served as Chairman and Chief Executive Officer of J-W Operating Company, an energy development and services company, since 1999. Mr. Westerman has been employed by J-W Operating Company since 1978. He currently serves on the board of directors of Applied Nanotech Holdings, Inc.

PROPOSAL NO. 2
AMENDMENT OF CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK TO 50,000,000 SHARES
Background
Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently authorizes the Company to issue a total of 25,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. In August 2009, our Board approved an amendment to the Certificate of Incorporation to authorize an additional 25,000,000 shares of common stock, par value $0.01 per share, subject to stockholder approval (the “Amendment”).
Our Board has determined that the Amendment is advisable and in the best interests of the Company and its stockholders, and has submitted the Amendment to be voted on by our stockholders at the Annual Meeting.
Proposed Amendment
Our authorized capital stock currently consists of 25,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. If the stockholders approve and adopt the Amendment, then our Certificate of Incorporation will be amended to authorize 50,000,000 shares of common stock, par value $0.01 per share.
Subject to stockholder approval of the Amendment, Article IV, Section 1 of the Certificate of Incorporation would be amended and restated to read as follows and would be filed with the Delaware Secretary of State:
“Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated common stock and preferred stock. The total number of shares of capital stock that the Company is authorized to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”
A copy of the Amendment is attached hereto as Annex A. The terms of any additional shares of common stock would be identical to those of the currently outstanding shares of common stock.
Reasons for the Amendment
As of the Record Date, a total of [•] shares of the Company’s currently authorized 25,000,000 shares of common stock were issued and outstanding. In addition, [21,140] shares of Preferred Stock were issued and outstanding as of the Record Date, which are convertible into approximately [2.64] million shares of common stock at $8.00 per share, subject to certain anti-dilution adjustments. Further, the warrants to purchase an additional [1,321,250] shares of common stock, subject to certain anti-dilution adjustments, were outstanding as of the Record Date at an exercise price equal to the closing bid price of the common stock on September 3, 2009, $10.56 per share. As of September 4, 2009, the Company also had 1,584,826 shares reserved for issuance pursuant to its equity compensation plans. In addition, at the option of the Company, dividends on the Preferred Stock and any redemption payments for the Preferred Stock may be paid with common stock. In the event of certain change of control transactions, the liquidation preference payable to holders of the Preferred Stock may also be paid in common stock, at the Company’s option.

In addition, the Amendment satisfies an obligation we have to the Investors pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, we are required to take all action necessary to duly call, give notice of, convene and hold a meeting of stockholders, as promptly as reasonably practicable, and in no event later then December 31, 2009, for the purposes of approving an amendment to the Certificate of Incorporation increasing the number of shares thereunder from 25,000,000 shares to 50,000,000 shares.
Further, the terms of the Preferred Stock provide that we are not required to deliver shares of common stock upon conversion or redemption of, or dividend or liquidation payments on, the Preferred Stock in excess of 8,879,374 shares of common stock, in each case except to the extent that we have available at such time authorized but unissued shares of common stock not expressly reserved for any other uses. However, this limitation is increased to 20,000,000 shares of common stock when and if we obtain the requisite stockholder approval to increase the authorized number of shares of common stock from 25,000,000 to 50,000,000.
An increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, including paying dividends on and redeeming the Preferred Stock as well as raising additional capital from ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.
Our Board has no present plan, understanding or arrangement with any person to issue any additional shares of preferred or common stock and our proposed increase in authorized common stock is not in response to efforts by any party to acquire or gain control of the Company.
As previously reported in our 2009 Annual Report, we may seek to raise additional equity capital by issuing additional shares of preferred stock or common stock depending on market conditions and other factors. As required under the terms of our existing debt agreement, the proceeds from any offering would primarily be used to repay a portion of the indebtedness we incurred in April 2008 in connection with our acquisition of Nitram Energy, Inc.
Effects of the Authorization of Additional Common Stock on Holders of Common Stock
The authorization of additional common stock could affect the holders of our common stock in a number of respects, depending upon the exact nature and circumstances of any actual issuances, including:
•	by diluting the voting power of the common stock;
•
by having an anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change of control or takeover of the Company more difficult or by the issuance of additional shares to certain persons allied with Company’s management that could make it more difficult to remove the Company’s current management; and

•	by diluting the earnings per share of the common stock.

Anti-Takeover Effects of Existing Provisions in the Certificate of Incorporation and the Bylaws
Existing provisions in the Certificate of Incorporation and Bylaws may also have the effect of deterring, delaying or preventing a change in control, even where the stockholders may consider such a transaction to be favorable. These provisions:
•	provide for a classified board of directors with staggered, three-year terms;
•	prohibit cumulative voting in the election of directors;
•	provide that a director may be removed only for cause, by the vote of the holders of at least two-thirds of the outstanding shares of our voting stock;
•	provide that any vacancy occurring on the Board for any reason may be filled solely by the Board;
•	limit the persons who may call special meetings of stockholders;
•	prohibit our stockholders from acting by written consent;
•	establish advance notice requirements for nominations for election to the Board or for proposing matters to be approved by stockholders at stockholder meetings; and
•	provide that our bylaws may be amended either by the Board or by the holders of at least two-thirds of all outstanding shares of our voting stock.
In addition, we have entered into a stockholder rights agreement that generally provides that in the event of an acquisition of or tender offer for 20% or more of our outstanding common stock, with specified exceptions, our stockholders will be granted rights to purchase our common stock at a significant discount. The stockholder rights agreement could have the effect of significantly diluting the percentage interest of a potential acquirer and make it more difficult to acquire a controlling interest in our common stock without the approval of the Board to redeem the rights or amend the stockholder rights agreement to permit the acquisition.
Finally, we are subject to the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware (“Section 203”). Section 203 provides that an interested stockholder may not engage in specified business combinations with a corporation for a period of three years after the date on which the person became an interested stockholder. An “interested stockholder” is a person who owns 15 percent or more of the outstanding voting stock of a corporation or a person who is an affiliate or associate of the corporation and, within the preceding three-year period, owned 15 percent or more of the outstanding voting stock. Delaware law defines the term “business combination” to encompass a wide variety of transactions with, or caused by, an interested stockholder, including mergers, asset sales and transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision of Delaware law has an anti-takeover effect for transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for shares of our common stock. As a result, any person who owns at least 15 percent of the outstanding shares of our common stock could not pursue a takeover transaction that was not approved by the Board.

Required Vote
Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.
Our Board Unanimously Recommends a Vote “FOR” the Amendment of our Second Amended
and Restated Certificate of Incorporation to Increase our Authorized Common Stock to 50,000,000
Shares.

PROPOSAL NO. 3
APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN
EXCESS OF 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON
CONVERSION OR REDEMPTION OF, OR DIVIDEND OR LIQUIDATION PAYMENTS ON,
THE COMPANY’S RECENTLY ISSUED SERIES A CONVERTIBLE PREFERRED STOCK
Background
In June 2009, our stockholders approved an amendment and restatement of the Company’s Certificate of Incorporation to authorize 5,000,000 shares of preferred stock and permit the Board to determine the specific terms of any preferred stock issued. We adopted this amendment because we believed it was in the best interests of the Company and its stockholders to put in place preferred stock as part of our authorized capital and provide the Board with the flexibility to tailor the terms of each issuance of preferred stock to market conditions, capital raising opportunities or acquisition opportunities without the expense, delay and uncertainty that would result if stockholder approval was required for each issuance. At that time, we also disclosed that we had engaged a financial advisor and intended to meet with a limited number of accredited investors regarding a potential issuance of preferred stock for cash in a private placement for purposes of repaying a portion of the Company’s outstanding indebtedness under its existing debt agreements.
On September 4, 2009, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with 44 accredited investors (collectively, the “Investors”) for the purchase (the “Private Placement”) of 21,140 shares of Series A Convertible Preferred Stock (the “Preferred Stock”), initially convertible into approximately 2.64 million shares of common stock at an initial conversion price of $8.00 per share, and Common Stock Purchase Warrants exercisable from March 4, 2010 until September 4, 2014 for approximately 1.32 million additional shares of common stock at an exercise price equal to the closing bid price of the common stock on September 3, 2009, $10.56 per share (the “Warrants”). The Company used all of the net proceeds received from the Private Placement and available cash for the retirement of all of its outstanding debt obligations under the Company’s subordinated loan agreement with Prospect Capital.
Why the Company Needs Stockholder Approval
The Company’s common stock is listed on the NASDAQ Global Market, and, as a result, the Company is subject to the rules of The NASDAQ Stock Market LLC (the “NASDAQ Rules”). The Company is required to seek stockholder approval for the issuances of common stock in connection with the Private Placement in order to ensure compliance with Rule 5635(d) of the NASDAQ Rules and the limitations set forth therein (“NASDAQ Rule 5635”). NASDAQ Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.
The Company’s stockholders are being asked to approve the issuance of the shares to the Investors (the “Stockholder Approval”) because the common stock issuable upon conversion or redemption of, or dividend or liquidation payments on, the Preferred Stock may exceed 19.99% of the voting power and number of shares of common stock outstanding on the date of the issuance of the Preferred Stock. In addition, the conversion price of the Preferred Stock was less than the market price of our common stock at the time the Preferred Stock was issued. The conversion price is also subject to weighted-average anti-dilution adjustments which could decrease the initial conversion price. Accordingly, the Company is seeking stockholder approval to ensure compliance with NASDAQ Rule 5635 (the “Stockholder Approval”). Pursuant to the terms of the Preferred Stock, the number of shares of common stock that may be issued upon conversion, redemption, or dividend or liquidation payments is limited to 19.99% of the number of shares of common stock outstanding on the date of issuance of the Preferred Stock unless we obtain Stockholder Approval. The Company has agreed to use commercially reasonable efforts to secure Stockholder Approval as promptly as reasonably practicable, and in no event later than December 31, 2009.

The following is a summary of the material terms of the Securities Purchase Agreement, the Preferred Stock and the Warrants. While the Company believes that this description covers the material terms of those documents and instruments, it may not contain all of the information important to you and is qualified in its entirety by reference to the agreements and documents, dated September 4, 2009, which were included as exhibits to a Current Report on Form 8-K filed by the Company on September 8, 2009.
Terms of the Preferred Stock and Securities Purchase Agreement
The terms, rights, obligations and preferences of the Preferred Stock are set forth in the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware on September 4, 2009.
Ranking
The Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, senior in preference and priority to the Company’s common stock. The Preferred Stock may rank, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, senior or junior in preference and priority or on parity, without preference and priority, to any future classes or series of equity securities that may be issued by the Company.
Limitations on Issuance of Shares
No holder of Preferred Stock will be entitled to receive shares of the Company’s common stock upon conversion or redemption of, or dividend or liquidation payments on, the Preferred Stock to the extent that such receipt would cause:
(i)
the aggregate number of shares of common stock issued upon conversion or redemption of, or dividend or liquidation payments on, the Preferred Stock to represent more than 19.99% of the number of outstanding shares of the common stock outstanding on the date of the original issuance of the Preferred Stock unless the Company obtains Stockholder Approval;

(ii)
such holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, of more than 9.9% of the shares of common stock outstanding at such time, other than any group including Brown Advisory Holdings Incorporated, an existing stockholder of the Company, or its affiliates (“BAHI”); or

(iii)
the aggregate number of shares of common stock so issued to represent more than 8,879,374 shares of common stock, unless the Company obtains stockholder approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares thereunder from 25,000,000 shares to 50,000,000 shares as set forth in Proposal No. 2.

Together, clauses (i), (ii) and (iii) above are referred to as the “Issuance Limitations.”

Holders’ Right to Convert
At any time, each holder of Preferred Stock may convert all or any portion of such holder’s shares of Preferred Stock into shares of common stock at an initial conversion price of $8.00 per share, such that the Preferred Stock is initially convertible into an aggregate of approximately 2.64 million shares of common stock, subject to the Issuance Limitations.
Company’s Right to Convert
Beginning September 4, 2011, two years from the issuance date, provided certain conditions are satisfied and subject to the Issuance Limitations, if the daily volume weighted average price of the common stock exceeds 200% of the conversion price for 20 out of the immediately preceding 30 trading days, the Company will have the right, but not the obligation, for a period of 10 trading days from any time during which such conditions exist, to convert each outstanding share of Preferred Stock into shares of common stock at the then-effective conversion price.
Redemption Rights
At any time on or after September 4, 2014, five years from the issuance date, each holder of Preferred Stock will have the right to require the Company to redeem all or a portion of such holder’s shares of Preferred Stock at a price per share of Preferred Stock (the “Redemption Price”) equal to the Liquidation Preference (as defined below), and the Company will have the right to redeem all or a portion of the then outstanding shares of Preferred Stock at the Redemption Price. The Redemption Price is payable, at the Company’s election, out of funds legally available for the purpose or through the issuance of shares of common stock, subject to the Issuance Limitations. If the Company chooses to pay the Redemption Price through the issuance of common stock, the common stock will be valued at 85% of the volume weighted average price of the common stock for the 15 trading days preceding, but not including, the date of the redemption.
Preemptive Rights
If, at any time following the issuance of the Preferred Stock, the Company offers or proposes to offer equity or equity-like securities, the Investors will have the right to purchase their pro rata portion of such securities on an as-converted basis so long as the Liquidation Preference of the outstanding shares of Preferred Stock is at least $5,000,000. The Company must offer the equity securities to the Investors for the same price and on the same terms as offered by the Company to the other purchasers of such securities. These preemptive rights will not apply to any issuances of equity securities that are issued (i) in a registered common stock offering; (ii) pursuant to the granting or exercise of equity-based awards pursuant to the Company’s stock incentive plans; (iii) to holders of securities of acquired entities or holders of assets in connection with acquisition transactions; (iv) upon conversion of, or as a dividend on, any convertible or exchangeable securities of the Company issued pursuant to transactions contemplated by the Private Placement; or (v) or distributed pursuant to the Company’s stockholder rights plan.

Dividends
The holders of the Preferred Stock are entitled to receive on a quarterly basis, when and if declared by our Board, cumulative dividends, payable in cash or through the issuance of common stock, at the Company’s election. The Preferred Stock will accrue cumulative dividends at a rate of 6.0% per annum whether or not dividends have been declared by the Board and whether or not there are profits, surplus or other funds available for the payment of such dividends. If the Company chooses to pay the dividends through the issuance of common stock, the common stock will be valued at 85% of the volume weighted average price of the common stock for the 15 trading days preceding, but not including, the date of the dividend. In the event the Company is unable or fails to perform any of its obligations in the Certificate of Designations or its obligations with respect to the holding of a stockholders meeting and restrictions on dividends in the Securities Purchase Agreement, the dividend rate will increase to 8% per annum until the Company satisfies such obligation. In the event dividends are paid or set aside on any shares of common stock (other than dividends payable in shares of common stock), the Company will pay an additional dividend on all outstanding shares of Preferred Stock in a per share amount equal (on an as-converted to common stock basis) to the amount paid or set aside for each share of common stock.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution, winding-up or a Reorganization Event of the Company (a “Liquidation”), the holders of Preferred Stock will be entitled to receive (i) the greater of (A) the original issue price of $1,000 per share of Preferred Stock, as adjusted for any stock dividends, splits, combinations and other similar events on the Preferred Stock and (B) the amount the holders of Preferred Stock would have received per share of the Preferred Stock upon a liquidation had such holders converted their shares of Preferred Stock into common stock immediately prior thereto, plus (ii) any accumulated and unpaid dividends (such sum, the “Liquidation Preference”). A “Reorganization Event” will generally be deemed to have occurred and to be a Liquidation if: (i) a majority of the Board ceases to be comprised of incumbent directors as of the issuance of the Preferred Stock or new directors whose nominations or appointments were approved by such incumbent directors; (ii) a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company is consummated; or (iii) a person or entity, other than BAHI, acquires beneficial ownership of 50% or more of the then outstanding shares of common stock. At the election of the Company, a Liquidation Preference to be paid in connection with a Reorganization Event (other than clause (iii) above) may be satisfied through the issuance of common stock, subject to the Issuance Limitations. If the Company chooses to pay the Liquidation Preference through the issuance of common stock, the common stock will be valued at 85% of the volume weighted average price of the common stock for the 15 trading days preceding, but not including, the Liquidation.
Voting Rights
In addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least a majority of the outstanding shares of Preferred Stock, voting separately as a single class, will be required for the Company to (i) amend, alter or repeal the Certificate of Incorporation or the Certificate of Designations, if such amendment, alteration or repeal would alter or change any power, performance or special right of the Preferred Stock in any manner materially adverse to the Preferred Stock or (ii) create, authorize or issue any equity securities that rank senior to, or in parity to, the Preferred Stock. Except for the foregoing, the holders of Preferred Stock do not have any voting rights. In the event holders of Preferred Stock are entitled to vote, each holder of Preferred Stock is entitled to one vote for each share of Preferred Stock held by such holder.

Registration Rights
Pursuant to the terms of the Securities Purchase Agreement, as soon as reasonably practicable after September 4, 2009, but in no event later than the later of October 4, 2009 and 10 calendar days after the Company files its 2009 Annual Report on Form 10-K with the SEC (the “Filing Date”), the Company will prepare and file with the SEC a Registration Statement on Form S-3 relating to the resale of all of the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants by the Investors (the “Registration Statement”), together with any shares of capital stock issued or issuable upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by an Investor (the “Registrable Securities”). The Registration Statement, when declared effective by the SEC, will register such shares for resale or distribution, from time to time, on a continuous basis, at the discretion of the holders of the shares. We must use commercially reasonable efforts to keep the Registration Statement effective during a specified period and to do any and all acts or other things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement, subject to certain specified limitations.
If the Registration Statement is not filed by the Company with the SEC on or prior to the Filing Date or is not declared effective by the SEC by December 3, 2009, or the Registration Statement is filed and declared effective but subsequently ceases to be effective, during a specified period of time and subject to certain allowable delays, each Investor will be entitled to damages from the Company equal to 1% per month of the aggregate purchase price paid by such Investor with respect to the Preferred Stock then held by such Investor. These damages are required to be paid by the Company on a monthly basis until such event is cured and will be pro-rated for any portion of a month prior to the cure of such an event.
Anti-Dilution Provisions of the Preferred Stock
The conversion price of the Preferred Stock is subject to weighted average anti-dilution protection. If the Company issues or sells, or pursuant to the Certificate of Designations is deemed to have issued or sold, additional shares of common stock (excluding certain issuances or sales described below) for a price per share less than the conversion price in effect immediately prior to such issue or sale, then the conversion price is reduced. No adjustment will be made for one or more equity offerings of up to an aggregate of $10 million within the 12 months of the issuance of the Preferred Stock. The Preferred Stock is also subject to customary anti-dilution protection, and the conversion price will be adjusted in the event of a stock split or combination, dividend or distributions of common stock, or merger or reorganization involving the Company.
The anti-dilution provisions do not apply to certain “excluded securities,” including securities issued in connection with employee benefit plans, upon the exercise or conversion of certain convertible securities, options or warrants or pursuant to certain acquisitions or strategic transactions by the Company.
Representations and Warranties
The Securities Purchase Agreement contains customary representations, warranties and covenants by the parties. In addition, each Investor made representations and other agreements with the Company regarding the Investor’s beneficial ownership and group status under Rule 13(d) of the Exchange Act.
Insider Lock-Ups
In connection with the Private Placement, each officer and director of the Company was required to enter into a lock-up agreement prohibiting the transfer, pledge or assignment of any common stock or other securities of the Company then-owned or subsequently acquired by such person until the later of December 3, 2009 or the effective date of the Registration Statement, subject to certain specified exceptions.

Terms of the Warrants
The Warrants are exercisable six months after the issuance date, March 4, 2010, until September 4, 2014 for approximately 1.32 million shares of common stock at an exercise price equal to $10.56, the closing price of the common stock on the trading day immediately preceding the date of the Securities Purchase Agreement. The exercise price of the Warrants is fixed and is not subject to anti-dilution protection, except in the case of stock splits, dividends and other similar distributions or combinations. No holder of Warrants has the right to exercise a portion of such holder’s Warrant if, after giving effect to the issuance of common stock after exercise, the Warrant holder (together with the Warrant holder’s affiliates) would beneficially own in excess of 9.9% of the number of shares of common stock outstanding immediately after giving effect to such issuance, other than any group including BAHI, an existing stockholder of the Company. The holders of the Warrants must exercise the Warrants on a “net share” or cashless basis, in which Warrant shares are forfeited in lieu of paying the cash exercise price, in which case the Company would receive no additional proceeds upon their exercise (but fewer shares would be issued).
Fees and Expenses
In addition to its own fees and expenses and those incurred by its transfer agent in connection with the Private Placement, the Company is responsible for the reasonable legal fees and expenses incurred by the Investors with respect to the Securities Purchase Agreement and the review of Registration Statements. We have also paid Needham & Company, LLC a placement fee equal to $1.34 million for its services as the financial advisor and placement agent with respect to the sale of the Preferred Stock and Warrants.
Brown Advisory Holdings Incorporated
Some of the Investors in the Private Placement were clients of Brown Advisory Securities, LLC, a registered investment advisor (“Brown Advisory”). BAHI is the parent holding company of Brown Advisory and Brown Investment Advisory & Trust Company (“Brown Investment”). According to BAHI’s most recently filed Schedule 13G/A, in its capacity as a parent holding company to Brown Advisory and Brown Investment, prior to the Private Placement, BAHI beneficially owned 5,166,810 shares of our common stock, which represented approximately 39.1% of the outstanding shares of the common stock, as of September 4, 2009. BAHI’s beneficial ownership of 5,163,210 shares of the common stock results from Brown Advisory’s relationship as an investment advisor to its clients. In connection with the Private Placement, the number of shares of common stock beneficially owned by BAHI will not exceed 49.99%.
Certain Consequences if Proposal No. 3 is Approved
If Proposal No. 3 is approved, the Company may issue shares of common stock in excess of 19.99% of the Company’s outstanding common stock upon conversion or redemption of, or dividend or liquidation payments on, the recently issued Preferred Stock, and in such event, our existing stockholders will incur dilution to their voting and economic interests and will own a smaller percentage of the outstanding common stock. Furthermore, the anti-dilution protection provided to the Preferred Stock could increase the number of shares of the common stock issuable pursuant to the conversion of the Preferred Stock and the existing stockholders could incur additional dilution.

Certain Consequences if Proposal No. 3 is Not Approved
If Proposal No. 3 is not approved by the stockholders, the shares of Preferred Stock that can be converted into, redeemed with, or paid dividends or liquidation preference on, shares of common stock will be limited to 19.99% of the outstanding shares of common stock as of September 4, 2009, or approximately 2.64 million shares. As a result, the Company may be limited in its ability to convert the Preferred Stock into common stock and redeem, liquidate, or pay dividends on, the Preferred Stock with common stock, and the Investors may be limited in their ability to convert the Preferred Stock.
Further Information
The terms of the Private Placement, Preferred Stock and Warrants are complex and only briefly summarized above. For further information on the Private Placement and the rights of the Investors, please refer to the full text of the agreements and documents included as exhibits to the Current Report on Form 8-K filed with the SEC on September 8, 2009.
Board of Directors’ Recommendation
The Board believes that approval of Proposal No. 3 is in the best interests of the Company and its stockholders.
The Board unanimously recommends a vote “FOR” Proposal No. 3.

CORPORATE GOVERNANCE
General
The Company has established corporate governance practices designed to serve the best interests of the Company and its stockholders. In this regard, the Company has, among other things, adopted:
•	a corporate code of conduct applicable to all of the Company’s directors, officers and employees;
•	a policy for the treatment of complaints regarding accounting matters, internal accounting controls or auditing matters;
•	a policy regarding stockholder communications with the Company’s Board of Directors (the “Board”) and individual directors;
•	a policy regarding director nominations;
•	a policy regarding director candidate recommendations by stockholders; and
•	written charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
The Company’s corporate code of conduct, various policies and committee charters are available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.peerlessmfg.com. Copies of these documents are also available upon written request to the Company’s Secretary. The Company will post information regarding any amendments to, or waivers of, any provisions of its corporate code of conduct on the “Corporate Governance” page of the “Investor Relations” section of its website.
The Company will continue to review and modify its policies and procedures to ensure compliance with developing standards in the corporate governance area.
Director Independence
As part of the Company’s corporate governance practices, the Board has established a policy requiring a majority of the members of the Board to be independent. The Board has determined that Mr. Hanks, Mr. McCashin, Mr. Mulford and Mr. Westerman are each independent of the Company and its management within the meaning of the NASDAQ listing requirements.
Board Composition and Director Qualifications
The Nominating and Corporate Governance Committee of the Board periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will review and assess potential candidates. The Nominating and Corporate Governance Committee uses various methods for identifying candidates for director. Candidates may be recommended by Board members, management, stockholders or professional search firms. Generally, director candidates should:
•	have exemplary character and integrity and be willing to work constructively with others;
•	have sufficient time to devote to Board meetings and consultation on Board matters;

•	be free of conflicts of interest that violate applicable law or interfere with director performance;
•	have the capacity and desire to represent the interests of our stockholders as a whole;
•
have the ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, marketing, management, law, academia, strategic planning, technology, investor relations, executive leadership development and executive compensation;

•	be accomplished in their respective fields with superior credentials and recognition;
•	have prior experience in service as a senior officer, director or trusted advisor to senior management of a publicly held company or a company similarly situated to the Company; and
•	have knowledge of the critical aspects of the Company’s business and operations.
The director qualifications described above are general in nature and are intended to provide a flexible guideline for the effective functioning of the Company’s director nomination process. These qualifications may be modified or amended from time to time by the Board as it deems appropriate.
Director Candidate Recommendations by Stockholders
In addition to recommendations from Board members, management or professional search firms, the Nominating and Corporate Governance Committee will consider director candidates submitted for consideration by stockholders. The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by a stockholder according to the same criteria as a candidate identified by the Nominating and Corporate Governance Committee. Stockholders must submit their director recommendations to the Nominating and Corporate Governance Committee in care of the Company’s Chairman of the Board in writing not less than 120 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials to stockholders for the prior year’s annual meeting of stockholders. Stockholder nominations must be delivered to: PMFG, Inc., 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, Attn: Chairman of the Board, Director Candidate Submission.
Director candidate nominations submitted by stockholders must include the following information:
•	the name and address of the recommending stockholder;
•	the number of shares of Company common stock beneficially owned by the recommending stockholder and the dates the shares were purchased;
•	the name, age, business address and residence of the candidate;
•	the principal occupation or employment of the candidate for the past five years;

•	a description of the candidate’s qualifications to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under NASDAQ listing requirements;
•	the number of shares of Company common stock beneficially owned by the candidate; and
•
a description of any arrangements or understandings between the recommending stockholder and the candidate or any other person pursuant to which the recommending stockholder is making the recommendation.

In addition, the recommending stockholder and the candidate must submit a signed statement agreeing and acknowledging that:
•
the candidate consents to being a director candidate and, if nominated and elected, will serve as a director representing the Company and its stockholders in accordance with the Company’s Certificate of Incorporation, Bylaws and corporate governance codes and policies and other applicable laws;

•	the candidate, if elected, will comply with the Company’s policies and procedures and all rules and regulations applicable to the Board or individual directors; and
•
the recommending stockholder and the candidate will promptly provide any additional information requested by the Nominating and Corporate Governance Committee and/or the Board to assist in the evaluation of the candidate including a completed and signed questionnaire for directors and officers on the Company’s standard form and agree to be interviewed by members of the Nominating and Corporate Governance Committee.

Communications with the Board
Stockholders may communicate with the Board, any committee of the Board, the independent or non-employee directors, each as a group, or with any individual director by submitting communications in writing to the Company’s Chairman of the Board. All communications must identify the author and state that the author is a stockholder of the Company. Stockholder communications should be mailed to the following address in an envelope that clearly indicates the intended recipients: PMFG, Inc., 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, Attn: Chairman of the Board, Stockholder Communication.
BOARD MEETINGS, COMMITTEES AND COMPENSATION
Board Meetings
Our business is managed under the direction of our Board. Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met 11 times during fiscal 2009. Each incumbent director attended at least 75% of the total number of meetings of the Board and committees on which he served. We have not adopted a formal policy on director attendance at Board or stockholder meetings because the Board believes that high standards of director attendance, preparedness and active participation have been encouraged and adhered to by the current Board. The Board will continue to monitor director attendance and will formally adopt a policy if it deems appropriate. All of our directors then serving as directors attended the 2008 Annual Meeting of Stockholders.

Board Committees
Standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Committee members are appointed annually by the Board and serve until their successors are appointed and qualified or until their earlier resignation or removal.
Audit Committee. The Audit Committee presently consists of Mr. Hanks (Chair), Mr. McCashin and Mr. Westerman. The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities and duties of the Audit Committee include:
•	appointing, terminating, compensating and overseeing the work of the Company’s independent registered public accounting firm;

•	pre-approving all audit, review and permitted non-audit services provided by the Company’s independent registered public accounting firm;

•	evaluating the independence of the Company’s independent registered public accounting firm;

•	reviewing external and internal audit reports and management’s responses thereto;

•	overseeing the integrity of the audit process, financial reporting process, system of internal accounting controls and financial statements of the Company;

•
reviewing annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the Securities and Exchange Commission (the “SEC”);

•	reviewing and discussing with management the Company’s earnings releases;

•	providing the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company;

•	overseeing the receipt, investigation, resolution, and retention of all complaints submitted under the Company’s “whistleblower” policy;

•	preparing the Audit Committee report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.
The Audit Committee met seven times in fiscal 2009. Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that all of the members of the Audit Committee are “independent” as defined in the NASDAQ listing standards. The Board has also determined that Kenneth R. Hanks meets the requirements of an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board has determined that all of the members of the Audit Committee satisfy the SEC requirements relating to independence of audit committee members.

Compensation Committee. The Compensation Committee presently consists of Mr. Mulford (Chair), Mr. Hanks, Mr. McCashin and Mr. Westerman. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating our executive officers and Board members. The responsibilities and duties of the Compensation Committee include:
•	determining the compensation for the Company’s executive officers, including our Chief Executive Officer;

•	assisting in developing and reviewing the annual performance goals and objectives of our executive officers, including our Chief Executive Officer;

•	assessing the adequacy and competitiveness of our executive compensation program;

•	administering our incentive compensation program and other equity-based compensation plans;

•	reviewing and recommending compensation for our outside directors;

•	preparing the Compensation Committee report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Compensation Committee charter on an annual basis.
The Compensation Committee met five times in fiscal 2009. The Board has determined that each of the members of the Compensation Committee is “independent” under the NASDAQ listing requirements.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee presently consists of Mr. McCashin (Chair), Mr. Mulford, Mr. Hanks and Mr. Westerman. The responsibilities and duties of the Nominating and Corporate Governance Committee include:
•	assisting the Board in developing qualifications for Board membership;

•	identifying qualified candidates for Board membership;

•	assessing the size and composition of the Board and its committees and identifying qualities, skills and areas of expertise that will help strengthen and balance the Board;

•	assisting the Board in establishing policies and procedures for submission of director candidates by stockholders;

•	assisting the Board in determining membership on Board committees;

•	assisting the Board with performance evaluations of the Board and its committees and, upon request of the Board, our executive officers;

•	assisting the Board in developing corporate governance principles and procedures applicable to the Board and the Company’s employees;

•	assisting the Board in succession planning, including evaluating potential successors to the Company’s Chief Executive Officer; and

•	reviewing the adequacy of the Nominating and Corporate Governance Committee charter on an annual basis.

The Nominating and Corporate Governance Committee met one time in fiscal 2009. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” under the NASDAQ listing requirements.
Director Compensation
During fiscal 2007, the Compensation Committee engaged an independent compensation consulting firm (the “Consulting Firm”) to assist the Compensation Committee and the Board in evaluating the compensation received by our non-employee directors for service as members of the Board and its committees. Based on that review, and in recognition of the additional responsibilities and time commitment required of the directors of public companies resulting from the corporate governance reforms required by the Sarbanes Oxley Act of 2002 and related SEC rules and regulations, in July 2007 the Board approved changes to non-employee director compensation effective for fiscal 2008, and which remained in effect for fiscal 2009. Each element of non-employee director compensation is described below.
Cash Compensation. Non-employee directors receive an annual cash retainer of $25,000 ($50,000 for Mr. Stone, the Chairman of the Board), plus $1,500 for each Board meeting and Board committee meeting attended. Committee chairs receive an additional annual cash retainer of $5,000.
Stock-Based Compensation. Our non-employee directors were granted a total of 4,000 shares of common stock (8,000 shares for Mr. Stone) for Board service during fiscal 2009. In performance of its duties, the Compensation Committee reviewed and assessed the compensation for our outside directors. Based upon this review and factors, including market conditions, longevity of service on the Board, and our ability attract and retain experienced and well-qualified directors, the Compensation Committee recommended that the Board increase the annual award of common stock to our non-employee directors to 6,000 shares (12,000 for Mr. Stone). In July 2009, our non-employee directors were granted 6,000 shares of common stock (12,000 shares for Mr. Stone) for Board service during fiscal 2009. This grant was approved by our Board in July 2009 pursuant to the terms of the Company’s 2007 Stock Incentive Plan. The shares of common stock granted to our non-employee directors vest on the date of grant.
In August 2008, the Company completed a holding company reorganization. Pursuant to the reorganization, shareholders of Peerless Mfg. Co, a Texas corporation, received two shares of common stock of the Company for each outstanding share of common stock of Peerless Mfg. Co. held prior to the reorganization. Therefore, the reorganization had the effect of a two-for-one stock split. The number of shares reflected above have been adjusted to account for the two-for-one exchange effected in connection with this reorganization.

Director Compensation Table. The following table sets forth certain information regarding the compensation earned by our non-employee directors during fiscal 2009.

	Director Compensation
	Fees Earned or	Stock
Name(1)	Paid in Cash(2)	Awards(3)	Total

Sherrill Stone	$84,500	$212,840	$297,340
Kenneth R. Hanks	61,500	106,420	167,920
Robert McCashin	63,000	106,420	169,420
R. Clayton Mulford	69,500	106,420	175,920
Howard Westerman	59,500	106,420	165,920

(1)
Peter J. Burlage, the Company’s President and Chief Executive Officer, is not included in this table because he was an employee of the Company during fiscal 2009 and, therefore, did not receive compensation for his service as a director. See “Executive Compensation — Summary Compensation Table” below for a discussion of the compensation earned by Mr. Burlage as an employee of the Company.

(2)
Represents the annual cash retainer for non-employee directors of $25,000 ($50,000 for Mr. Stone, the Chairman of the Board), plus $1,500 for each Board meeting and Board committee meeting attended. Non-employee committee chairmen receive an additional annual cash retainer of $5,000.

(3)
Represents the expense recognized for financial statement reporting purposes for fiscal 2009, in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment), with respect to shares of common stock awarded to each of our non-employee directors. See Note M to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for information regarding the assumptions made in determining these values.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Our compensation program for our executive officers is designed and administered under the direction of our Compensation Committee, which is comprised of four independent directors. The following discussion and analysis are focused primarily on the compensation of our executive officers during fiscal 2009, with additional detail provided for our chief executive officer and our other named executive officers. Our “named executive officers” are the individuals who served as our chief executive officer and our chief financial officer and our three other most highly compensated executive officers for fiscal 2009. Information regarding the compensation of our named executive officers is provided under “Executive Compensation” following this section.
Compensation Program Objectives
Our compensation program is intended to attract, retain and motivate the key people necessary to lead our Company to achieve increased stockholder value over the long term and reflects the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives and key employees with those of our stockholders. Our compensation program is also designed to differentiate compensation based upon individual contributions and performance.

In setting compensation, the Compensation Committee seeks to provide a competitive package to our executives to ensure that our compensation practices do not put the Company at a competitive disadvantage in retaining and attracting executives, within a cost structure appropriate for our Company.
Compensation Program Review
In fiscal 2007, the Compensation Committee undertook a comprehensive review of the Company’s compensation program for its executive officers. At the direction and with the approval of the Compensation Committee, the Company retained the Consulting Firm, to assist the Compensation Committee in its review of the Company’s executive compensation program. The engagement of the Consulting Firm was based, in part, on prior consulting services performed by this firm for the Company and its familiarity with the Company and its compensation programs.
The Consulting Firm prepared a study of the Company’s executive compensation program, including base salary and annual and long-term incentive compensation, in comparison to the executive compensation offered by similarly situated public companies. The comparable public companies included other public industrial equipment companies, with median revenues of $85 million, median net income of $6.3 million, and median market capitalization of $154 million. The 14 companies in the survey group were:
•	American Ecology

•	Dynamic Materials

•	Ecology and Environment

•	Gencor Industries

•	Key Technology

•	Omega Flex Inc.

•	Portec Rail Products

•	CECO Environmental

•	Eastern Co.

•	Fuel Tech Inc.

•	Hirsch International

•	Met-Pro Corp

•	Perma Fix Environmental

•	Sun Hydraulics

In July 2008, the Compensation Committee again reviewed the Company’s executive compensation program using the original study prepared by the Consulting Firm. Based in part on the original recommendations of the Consulting Firm, the Compensation Committee set our executive compensation program for fiscal 2009 with a view towards establishing the base salaries, targeted annual incentives and long-term incentives for our executive officers at a level at or near the mid-range of similar compensation paid for comparable positions at companies in the survey group. In setting executive compensation for fiscal 2009, the Compensation Committee did not establish rigid benchmarks based on the compensation practices of the survey group. Rather, the Compensation Committee used the survey group as a general guide, together with considerations about the total compensation opportunity offered to each executive officer in relation to the other executive officers, the mix of each executive officer’s total compensation opportunity and recommendations made by Peter Burlage, our President and Chief Executive Officer, with respect to base salaries (other than for himself).
The Compensation Committee will continue to review the elements of our executive compensation program, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our executive officers.
Comparison Against Survey Group
In fiscal 2009, the base salaries and annual incentives paid, and the long-term incentives granted to our named executive officers were generally near the mid-range of the compensation paid by the companies in the survey group reviewed by the Compensation Committee in establishing our executive compensation program for fiscal 2009, except as described below.
The long term incentive granted to Mr. Burlage, our President and Chief Executive Officer, was slightly below the mid-range of the survey group. This resulted because of the significant long-term incentive that would have been required to be granted to Mr. Burlage to establish this element of his compensation near the mid-range in a single fiscal year.
The base salary and annual incentive paid, and the long-term incentive granted, to Mr. Schopfer, our Chief Financial Officer, were slightly above the mid-range of the survey group. Mr. Schopfer’s base salary was set in this manner because the Compensation Committee believed an increase in base salary was warranted based on his prior experience and his key position and performance with the Company, and his base salary for the prior year was also slightly above the mid-range. Mr. Schopfer’s target annual and long-term incentives were set slightly above the mid-range for these same reasons and to maintain relative internal pay equity among our executive officers.
On April 30, 2008, we acquired Nitram Energy, Inc. and its subsidiaries (“Nitram Energy”), and in connection with such acquisition, we entered into an employment agreement with Robert M. Sherman, the President of Nitram Energy at the time of the acquisition. Mr. Sherman was appointed as Vice President of our Process Products business segment, and the Compensation Committee set his compensation based upon the mix of Mr. Sherman’s then-current total compensation opportunity and the total compensation opportunity of Mr. Sherman in relation to the other executive officers of the Company. The Compensation Committee further adjusted Mr. Sherman’s base salary to equitably compensate him with other executive officers who have similar responsibilities with the Company’s business units.
Executive Compensation Programs and Policies
The components of our executive compensation program provide for a combination of fixed and variable compensation. These components are:
•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation in the form of equity awards;

•	broad-based employee benefits; and

•	severance benefits and limited other perquisites.
Base Salary. The base salary for each of our executive officers is paid in cash and represents the fixed portion of their total compensation. The base salary for each of our executive officers is determined annually by the Compensation Committee. Base salaries are determined on the basis of management responsibilities, level of experience and tenure with our Company. In setting base salaries for our executive officers, the Compensation Committee also seeks to provide a reasonable level of fixed compensation that we believe is competitive with base salaries for comparable positions at similarly situated public companies.
At the request of the Compensation Committee, Peter J. Burlage, our President and Chief Executive Officer, makes annual recommendations with respect to changes in base salary for our executive officers, other than himself, as well as for other members of senior management. However, none of our executive officers participate in the Compensation Committee’s decisions regarding the base salaries of any executive officer.
Annual Incentive Compensation. The Compensation Committee believes annual incentive compensation should be a key element of the total compensation of each executive officer. The Compensation Committee also believes that placing a portion of executive compensation at risk each year appropriately motivates executives to achieve the Company’s financial and other objectives, thereby enhancing stockholder value. As an executive progresses to greater levels of responsibility within the Company, the Compensation Committee believes that annual incentive compensation should represent an increasing portion of potential total compensation.
Based in part on the recommendation of the Consulting Firm, the Compensation Committee approved an annual incentive compensation program for the Company’s executive officers effective beginning in fiscal 2008, which program continued through fiscal 2009. This program is administered by the Compensation Committee. Awards under the program are paid annually, in the form of a cash bonus, following the completion of the audit of the Company’s financial statements for the preceding fiscal year.
The Compensation Committee establishes annually the performance metrics and performance goals that must be achieved for an executive officer to earn annual incentive compensation. In establishing performance metrics for each of our executive officers, the Compensation Committee considers both Company objectives and business unit objectives, as well as the responsibilities of the executive officer as a leader of the Company and, if applicable, the leader of a business unit. For each executive officer, performance metrics may include Company goals only, or may include a combination of Company and business unit goals.
Once performance metrics are established, the Compensation Committee then sets threshold and target performance goals, as well as stretch goals, for each metric. In establishing these performance goals, the Compensation Committee considers various factors, including, for example, historical earnings and revenues, backlog and industry and general economic conditions.
The Compensation Committee assesses the performance of the Company by comparing the actual fiscal year results to the pre-determined performance goals for each metric, and an overall percentage amount for the achievement of the performance metrics is calculated.

In approving annual incentive compensation payouts, the Compensation Committee may apply discretion to the amounts that otherwise would be payable based upon Company performance.
The Compensation Committee has not adopted a formal policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. While not anticipated, the Compensation Committee would expect to consider any restatement in establishing incentive and other compensation awards for executives in future periods.
Long-Term Equity Incentive Compensation. Our equity incentive plans are designed to provide incentive compensation to executive officers. These awards are designed to align the interests of management with those of our stockholders and are intended as a long-term incentive for future performance. These plans are administered by the Compensation Committee.
Under our equity incentive plans, the Compensation Committee may issue various types of equity awards, including stock options, restricted stock, restricted stock units, performance shares and performance units. The availability of these various types of equity awards affords the Compensation Committee the flexibility to design equity awards that are responsive to the Company’s business needs and advance the interests and long-term success of the Company. As of September 4, 2009, there were 1,584,826 shares of common stock available for future awards under our equity incentive plans. The Compensation Committee believes that this number of available shares is adequate to meet the objectives of our long-term equity incentive compensation program for executive officers for the next several years.
The Company has historically granted a mix of restricted stock and stock options under our equity incentive plans. In each of the prior two fiscal years, the Compensation Committee has used restricted stock to provide long-term incentive compensation to our executive officers. These restricted stock awards typically vest ratably over four years beginning on the first anniversary of the grant date. The Compensation Committee views these awards as a means to encourage management retention as these awards both vest over a period of time and provide a form of compensation that we believe is competitive with that offered by similarly situated public companies. Options granted to executive officers under our equity incentive plans typically vest ratably over four years beginning on the first anniversary of the grant date. Options granted under our equity incentive plans are required to have an exercise price of not less than the fair market value of our common stock on the grant date. All option grants that have been awarded under our equity incentive plans are “non-qualified” stock options, providing us with the ability to realize tax benefits upon the exercise of these awards.
When granting equity-based incentive awards, the Compensation Committee takes into consideration the dates on which the Company expects to make public announcements regarding earnings, as well as other events or circumstances that have not been publicly announced that may be deemed material to the Company, our stockholders and other investors.
The Compensation Committee intends to make compensation decisions so that our executive officers receive a total compensation package that is competitive and has a component that is at risk. The increase in the value of equity awards is directly linked to an increase in stockholder return, subject to continued employment by our executives with respect to unvested equity awards. The Compensation Committee believes, as a general matter, that this positive result should not negatively impact future compensation decisions.
Employee Benefits. We do not provide our executive officers or other employees with defined pension benefits, supplemental retirement benefits, post-retirement payments or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all employees. Prior to September 1, 2009, we matched up to 4% of eligible compensation for participating employees, subject to limitations under applicable law. Our executive officers and other employees are immediately vested in Company contributions to this plan. Effective September 1, 2009, the Company does not provide any 401(k) matching contributions to our employees. We also provide health, life and other insurance benefits to our executive officers on the same basis as our other full-time employees.

Severance and Change-in-Control Benefits. We currently have an employment agreement with one of our named executive officers, Peter J. Burlage. Among other things, Mr. Burlage’s agreement provides him with severance compensation consisting of base salary for a period of 12 months in the event that his employment is terminated by us without cause. If, following a change in control, Mr. Burlage is terminated other than for cause, death or disability, or he terminates his employment for specified reasons, he is entitled to receive a cash severance payment equal to 150% of his current annualized salary plus any bonus paid in the fiscal year preceding the termination date. Mr. Burlage’s employment agreement also prohibits him from engaging in activities that are competitive with our business for 12 months following his termination. Additional information regarding Mr. Burlage’s employment agreement is provided under “Executive Compensation — Employment Agreements.”
Under the terms of our equity incentive plans and the related award agreements, unvested restricted stock and stock option awards become fully vested upon a change in control of the Company. Also, under the 2007 Incentive Plan, in the case of termination of employment, our Board may have discretion to accelerate the time at which outstanding options to purchase shares of our common stock may be exercised, or, with respect to existing stock awards, the time at which substantial risk of forfeiture, restriction on transfer, or other restriction period will lapse, or the time at which performance shares will be deemed to have been fully earned.
The Compensation Committee believes that these benefits are advisable and appropriate in order to attract and retain qualified executive officers insofar as these benefits are generally made available by other similarly situated public companies. In addition, the Compensation Committee recognizes that it may be difficult for our executive officers to find comparable employment in a short period of time and therefore these benefits address a valid concern, making an executive position with our Company more attractive.
Executive Perquisites. The Company provides life insurance and long-term disability insurance to our executive officers on the same basis as our other full-time employees. The Company also provides an automobile and pays social club membership dues for our President and Chief Executive Officer based on our historical practices. No other executive officer receives these benefits. Given that perquisites provided to our executive officers do not represent a significant portion of their total compensation, the availability of these benefits does not materially influence the decisions made by the Compensation Committee with respect to other elements of compensation received by our executive officers. A description of the perquisites received by our named executive officers during fiscal 2009 is provided under “Executive Compensation — All Other Compensation” following this section.
Stock Ownership Guidelines. The Compensation Committee encourages ownership of our common stock by our executive officers and other key employees. In each of the prior two fiscal years the Compensation Committee has granted an annual long-term incentive compensation award to our executive officers in the form of restricted stock to increase share ownership by management. However, we currently do not have a policy that requires our executive officers to own a specific number of, or dollar value in, shares of our common stock, nor do we require our executive officers to retain any specific percentage of any restricted stock award upon vesting or shares received upon exercise of options.

Tax “Gross-Up” Payments. We generally do not provide, and no executive officer is entitled to receive, tax “gross-up” payments in connection with compensation, severance, perquisites or other benefits provided by the Company.
Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated executive officers of a public company is not deductible for federal income tax purposes unless the compensation qualifies as “performance based compensation” under Section 162(m). Option awards granted under our equity incentive plans are intended to qualify as “performance based compensation.” The Compensation Committee reviews on an annual basis the potential impact of this deduction limitation on executive compensation. Based on current compensation levels, the Compensation Committee presently believes that no action is necessary at this time. The Compensation Committee intends to continue to evaluate the Company’s potential exposure to this deduction limitation.
Fiscal 2009 Compensation
Base Salary. At its July 2008 meeting, the Compensation Committee considered adjustments to base salaries for our named executive officers for fiscal 2009, and recommended that the Board approve those adjustments effective as of January 1, 2009. In July 2008, the Board approved the salaries and certain salary increases to the base salaries of the named executive officers as shown in the table below.

	Fiscal 2008	Fiscal 2009		Percentage
Name and Principal Position	Base Salary	Base Salary(1)	Increase	Increase

Peter J. Burlage President and Chief Executive Officer	$300,000	$350,000	50,000	16.7%
Henry G. Schopfer Chief Financial Officer	225,000	250,000	25,000	11.1%
Robert M. Sherman(2) Vice President, Process Products	176,000	176,000	—	—
Sean P. McMenamin Vice President, Environmental Systems	155,000	175,000	20,000	12.9%
Charles G. Mogged Vice President, Manufacturing & Supply Chain Management	155,000	165,000	10,000	6.5%

(1)	Amounts reflect increase in salaries effective January 1, 2009.

(2)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.
For fiscal 2009, base salary adjustments were made in part based on recommendations provided by the Consulting Firm in fiscal 2007. The results of the study conducted by the Consulting Firm indicated that the base salaries paid to certain of our named executive officers were not competitive with those offered by similarly situated public companies. The Consulting Firm made base salary recommendations to the Compensation Committee based on the results of its study that were intended to bring the base salaries of our named executive officers more in line with base salaries paid by similarly situated public companies.

In addition to the recommendations made by the Consulting Firm, the Compensation Committee considered the mix of each executive officer’s total compensation opportunity and the total compensation opportunity of each executive officer in relation to the other executive officers. The Compensation Committee further adjusted the base salaries of our executive officers to equitably compensate those executive officers who have similar responsibilities with the Company’s business units.
Annual Incentive Awards. Based in part on the recommendation of the Consulting Firm, in July 2007, the Compensation Committee recommended, and the Board approved, an annual incentive compensation program beginning in fiscal 2008. Under the program, our named executive officers were eligible to earn cash bonuses if the Company achieved certain threshold performance goals with respect to performance metrics established by the Compensation Committee for each of our named executive officers. The Company continued its annual incentive compensation program for fiscal 2009 based on the Consulting Firm’s previous recommendations.
In establishing the performance metrics and performance goals for the 2009 annual incentive compensation program, the Compensation Committee considered the trend in Company net earnings and business unit operating income, Company and business unit revenues for fiscal 2006 through fiscal 2008, backlogs for the Company and each of its business units and the global business environment in which the Company and each of its business units operate.
For fiscal 2009, the annual incentive compensation program approved for Mr. Burlage, our President and Chief Executive Officer, Mr. Schopfer, our Chief Financial Officer, and Mr. Mogged, our Vice President, Manufacturing & Supply Chain Management, was based upon achievement of performance metrics related to the Company’s net earnings and revenues, with each metric weighted 75% and 25%, respectively. The Compensation Committee believed that Company level performance was an appropriate measure for annual incentive compensation purposes for Mr. Burlage and Mr. Schopfer because of their roles as leaders of the Company as a whole, rather than with respect to any one business unit. Similarly, the Compensation Committee believed that Company level performance was an appropriate measure for Mr. Mogged because of his responsibility over manufacturing operations for each of the Company’s business units.
The following table sets forth the threshold, target and stretch performance goals and the weight of each performance metric approved by the Compensation Committee for these named executive officers.

	Performance Goals (In millions)
Performance Metrics	Weight	Threshold	Target	Stretch

Net earnings	75%	$5,546	$9,545	$13,167
Revenues	25%	173,595	173,595	217,095

The table below sets forth the potential cash payout, as a percentage of base salary, for fiscal 2009 under the annual incentive compensation program for each of Mr. Burlage, Mr. Schopfer and Mr. Mogged. Annual incentive compensation payouts are pro-rated for actual performance that exceeds threshold goals, but is below target goals, or exceeds target goals, but is less than stretch goals.

Payout
Performance Goals		(% of Base Salary)
Net Earnings (75%)	Revenue (25%)	CEO	CFO	VP - MFG

Below Threshold Goal	Below Threshold Goal	None	None	None

Threshold Goal or above (but below Target Goal)	Threshold Goal or above (but below Target Goal)	30%-59%	20%-39%	20%-39%

Target Goal or above (but below Stretch Goal)	Target Goal or above (but below Stretch Goal)	60%-119%	40%-79%	40%-79%

Stretch Goal	Stretch Goal	120%	80%	80%
For fiscal 2009, the annual incentive compensation program approved for each of our other named executive officers was based 50% upon achievement of the performance metrics described above and 50% upon achievement of performance metrics related to operating income and revenue targets established for each officer’s business unit. Similar to the Company level performance metrics, the business unit metrics were weighted 75% for achievement of operating income targets and 25% for revenue targets. The inclusion of business unit performance metrics for our other named executive officers reflects their respective roles as leaders of a business unit and executives of the Company.
The following table sets forth the threshold, target and maximum levels of business unit performance and the weights of each performance metric for each of the other named executive officers:

Named Executive Officer	Business Unit	Metrics	Weight	Threshold	Target	Maximum

Robert M. Sherman	Process	Operating Income	75%	$7,597	$11,093	$15,312
	Products	Revenues	25%	104,475	116,075	130,075

Sean P. McMenamin	Environmental	Operating Income	75%	5,364	7,396	15,312
	Systems	Revenues	25%	44,399	50,499	55,999

The tables below set forth the weight of each performance metric and the potential cash payout, as a percentage of base salary, approved by the Compensation Committee for the other named executive officers for fiscal 2009 under the annual incentive compensation program.

Corporate Measures (50% of Total)
Performance Goals		Payout
Net Earnings (75%)	Revenues (25%)	(% of Base Salary)

Below Threshold Goal	Below Threshold Goal	None

Threshold Goal or above	Threshold Goal or above	10%-19%
(but below Target Goal)	(but below Target Goal)

Target Goal or above	Target Goal or above	20%-39%
(but below Stretch Goal)	(but below Stretch Goal)

Stretch Goal	Stretch Goal	40%

Business Unit Measures (50% of Total)
Performance Goals		Payout
Net Earnings (75%)	Revenues (25%)	(% of Base Salary)

Below Threshold Goal	Below Threshold Goal	None

Threshold Goal or above	Threshold Goal or above	10%-19%
(but below Target Goal)	(but below Target Goal)

Target Goal or above	Target Goal or above	20%-39%
(but below Stretch Goal)	(but below Stretch Goal)

Stretch Goal	Stretch Goal	40%
For fiscal 2009, no annual cash incentive awards were paid to any of our named executive officers because the performance goals were not met. The program provides that the Compensation Committee could exercise its discretion to increase any payout by 5% or decrease any payout to zero. The Compensation Committee did not exercise its discretion to adjust the fiscal 2009 payout payable based on the Company’s performance in 2009.
Long-Term Incentive Compensation. In July 2008, the Compensation Committee recommended, and the Board approved, restricted stock grants to our executive officers consistent with the Company’s practice of granting annual long-term incentive compensation awards. The long-term incentive awards approved for fiscal 2009 were based in part on the original recommendation of the Consulting Firm.
The number of shares of restricted stock granted to each named executive officer in fiscal 2009 was determined by (a) multiplying the executive officer’s base salary (effective as of January 1, 2008) by a long-term incentive award percentage, and (b) dividing the product by the Company’s closing stock price on the grant date, which was July 17, 2008. In establishing the award percentages, the Compensation Committee compared the total compensation opportunity of the executive officers to that offered for comparable positions at similarly situated public companies and the total compensation opportunity of each executive officer in relation to the other executive officers, as well as the long-term incentive compensation offered as part of the total compensation opportunity.

The following table sets forth the fiscal 2009 long-term incentive compensation award as a percentage of base salary, the number of shares of restricted stock granted to the named executive officers and the aggregate value of the awards at the time of grant.

	Long-Term Incentive	Number of Shares
	Award Percentage	of Restricted	Aggregate Value
Name	(% of Base Salary)	Stock Granted	on Grand Date

Peter J. Burlage	70.0%	7,894	$210,010
Henry G. Schopfer	40.0%	3,382	89,978
Robert M. Sherman(1)	31.5%	2,086	55,498
Sean P. McMenamin	30.0%	1,748	46,505
Charles G. Mogged	30.0%	1,748	46,505

(1)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.
Additional information regarding the long-term incentive compensation received by our named executive officers in fiscal 2009 is provided below under “Executive Compensation — Grants of Plan-Based Awards.”

EXECUTIVE COMPENSATION
The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding our executive compensation program presented under the caption “Compensation Discussion and Analysis” above.
Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers for fiscal 2009, fiscal 2008 and fiscal 2007.

						Non-Equity
Name and Principal				Stock	Option	Incentive Plan	All Other
Position	Year	Salary	Bonus(1)	Awards(2)	Awards(2)	Compensation(3)	Compensation(4)	Total

Peter J. Burlage	2009	$325,000	$—	$156,999	$8,441	$—	$25,600	$516,040
President and	2008	287,500	—	104,495	12,671	192,600	18,936	616,202
Chief Executive Officer	2007	252,308	—	47,333	16,639	78,729	30,506	425,515

Henry G. Schopfer	2009	237,500	—	73,719	7,880	—	11,465	330,564
Chief Financial Officer	2008	220,000	—	51,225	7,880	92,970	7,057	379,032
	2007	211,500	—	3,122	7,668	61,234	6,345	289,869

Robert M. Sherman(5)	2009	176,000	—	55,498	—	—	135,916	367,414
Vice President,	2008	30,348	—	—	—	—	259	30,607
Process Products	2007	—	—	—	—	—	—	—

Sean P. McMenamin	2009	165,000	—	34,611	3,940	—	6,663	210,214
Vice President,	2008	150,000	—	22,985	4,571	86,273	3,549	267,378
Environmental Systems	2007	135,000	—	3,747	5,502	52,486	2,881	199,616

Charles G. Mogged	2009	160,000	—	28,944	—	—	6,665	195,609
Vice President,	2008	149,038	25,000	14,431	—	48,035	62,084	298,588
Manufacturing &	2007	—	—	—	—	—	—	—
Supply Chain Management

(1)	For Mr. Mogged, the bonus amount represents a signing bonus of $25,000 paid in connection with the commencement of his employment with the Company.

(2)
Represents the expense recognized for financial statement reporting purposes for fiscal 2008, in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) (“FAS 123R”), with respect to (a) shares of restricted stock (under the Stock Awards column), and (b) stock options (under the Option Awards column). Pursuant to SEC rules, the amounts shown in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note M to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2009, for information regarding the assumptions made in determining these values.

(3)	Represents the cash amount paid to our named executive officers under our annual incentive compensation program for fiscal 2008 and 2009.

(4)	For fiscal 2009, includes compensation as described under “All Other Compensation” below.

(5)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.

All Other Compensation
The following table provides information regarding each component of compensation included in the All Other Compensation column for fiscal 2009 in the Summary Compensation Table above.

	Company
	401(k)		Car
Name	Contribution	Insurance(1)	Allowance(2)	Other		Total

Peter J. Burlage	$12,474	$363	$6,619	$6,144	(3)	$25,600
Henry G. Schopfer	9,485	1,980	—	—		11,465
Robert M. Sherman(4)	3,520	396	—	132,000	(5)	135,916
Sean P. McMenamin	6,280	383	—	—		6,663
Charles G. Mogged	5,902	763	—	—		6,665

(1)	Includes premiums paid by the Company for life insurance and long-term disability insurance.

(2)	Represents use by Mr. Burlage of Company-owned vehicle.

(3)	Represents club membership fees paid by the Company on behalf of Mr. Burlage.

(4)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.

(5)	Represents the payment made to Mr. Sherman upon his separation from the Company pursuant to his employment agreement.
Equity Incentive Plans
Our equity incentive plans include our 2007 Stock Incentive Plan (the “2007 Incentive Plan”), our 2001 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co. (the “2001 Incentive Plan”) and our 1995 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co. (the “1995 Incentive Plan”). The 2007 Incentive Plan was approved by our stockholders at our 2007 Annual Meeting of Stockholders in November 2007. The 2001 Incentive Plan and 1995 Incentive Plan were also previously approved by our stockholders. Each of these equity incentive plans is administered by our Compensation Committee. Pursuant to the terms of the 2007 Incentive Plan, no further awards will be made under the 2001 Incentive Plan or the 1995 Incentive Plan. Outstanding awards under the 2001 Incentive Plan and the 1995 Incentive Plan remain in effect in accordance with their terms.
The 2007 Incentive Plan permits awards in the form of stock options, restricted stock, restricted stock units, performance shares and performance units. As of September 4, 2009, the maximum remaining number of shares of our common stock that may be issued pursuant to equity awards under the 2007 Incentive Plan was 1,584,826 shares. Options granted under the 2007 Incentive Plan are required to have an exercise price of not less than the fair market value of our common stock on the grant date.

Agreements evidencing awards provide for accelerated vesting upon a change in control of our Company. Under the award agreements, a change in control is defined generally as (a) the acquisition by any person, entity or group of 50% or more of our voting stock, (b) a change in our Board where a majority of our Board ceases to be comprised of incumbent directors, (c) a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of our assets, unless the holders of our voting stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the surviving entity, or (d) approval by our stockholders of a complete liquidation or dissolution of the Company. Also, under the 2007 Incentive Plan, in the case of termination of employment, our Board may have discretion to accelerate the time at which outstanding options to purchase shares of our common stock may be exercised, or, with respect to existing stock awards, the time at which substantial risk of forfeiture, restriction on transfer, or other restriction period will lapse, or the time at which performance shares will be deemed to have been fully earned.
Grants of Plan-Based Awards
The following table contains information regarding plan-based awards granted to our named executive officers during fiscal 2009 under the Company’s annual incentive compensation program and annual long-term incentive compensation plan. In this table, the annual incentive compensation program is abbreviated “AIC” and awards under the annual long-term incentive compensation plan are abbreviated “LTI.” Additionally, payouts associated with stretch performance goals under our annual incentive compensation program are referred to as “Maximum” in the following table to conform the presentation of this table with SEC regulations.

						All Other	Grant
						Stock	Date Fair
			Estimated Future Payouts			Awards:	Value of
			Under Non-Equity			Number of	Stock and
			Incentive Plan Awards(1)			Shares	Option
Name	Type	Grant Date	Threshold	Target	Maximum	Stock(2)	Awards(3)

Peter J. Burlage	AIC LTI	07/17/2008	$105,000	$210,000	$399,000	7,894	$210,010

Henry G. Schopfer	AIC LTI	07/17/2008	50,000	100,000	175,000	3,382	89,978

Robert M. Sherman(4)	AIC LTI	07/17/2008	35,200	70,400	123,200	2,086	55,498

Sean P. McMenamin	AIC LTI	07/17/2008	35,000	70,000	122,500	1,748	46,505

Charles G. Mogged	AIC LTI	07/17/2008	33,000	66,000	115,500	1,748	46,505

(1)
Represents the potential payout for annual cash incentive compensation. These awards were subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis — Fiscal 2009 Compensation — Annual Incentive Awards.” Actual amounts of annual cash incentive compensation earned in fiscal 2009 by our named executive officers are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
Represents number of shares of restricted stock granted to our named executive officers as annual long-term incentive compensation. These restricted stock awards vest ratably over a four-year period beginning on the first anniversary of the grant date. The number of shares has been adjusted for the two-for-one stock exchange effected in connection with the Company’s holding company reorganization in August 2008.

(3)	Represents the grant date value, in accordance with FAS 123R, of the shares of restricted stock granted to our named executive officers in fiscal 2009.

(4)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding stock options and restricted stock awards held by our named executive officers that were outstanding as of the end of our fiscal year, June 30, 2009.

	Option Awards(1)				Stock Awards(1)
	Number of	Number of			Number of
	Securities	Securities			Shares	Market Value
	Underlying	Underlying			of Stock	of Shares
	Unexercised	Unexercised	Option	Option	That Have	of Stock
	Options-	Options-	Exercise	Expiration	Not	That Have Not
Name	Exercisable	Unexerciable(2)	Price	Date	Vested(3)	Vested(4)

Peter J. Burlage	16,000	—	$1.58	01/17/11
	16,000	—	4.88	11/20/11
	16,000	—	3.16	11/19/13
	12,000	—	3.63	02/03/15
	9,000	3,000	4.60	01/11/16
					35,498	$317,707

Henry G. Schopfer	12,000	4,000	4.60	01/11/16
					17,899	160,196

Robert M. Sherman(5)	—	—	—	—
					2,086	18,670

Sean P. McMenamin	4,000	—	3.16	11/19/13
	6,000	2,000	4.60	01/11/16
					8,459	75,708

Charles G. Mogged	—	—	—	—
					6,248	55,920

(1)	Adjusted for the two-for-one stock exchange effected in connection with the Company’s holding company reorganization in August 2008 and the two-for-one stock split in June 2007.

(2)	All outstanding options vest 25% each year commencing on the first anniversary of the grant date.

(3)	The number of shares of restricted stock that have not vested include:

For Mr. Burlage, 10,000 shares vesting ratably in November 2009;

Shares vesting ratably in January 2010 and 2011: for Mr. Burlage, 3,000 shares; for Mr. Schopfer, 2,000 shares; and for Mr. McMenamin, 2,400 shares;

Shares vesting ratably in July 2009, 2010 and 2011: for Mr. Burlage, 14,604 shares; for Mr. Schopfer, 12,517 shares; and for Mr. McMenamin, 4,311 shares;

Shares vesting ratably in July 2009, 2010, 2011 and 2012: for Mr. Burlage, 7,894; for Mr. Schopfer, 3,382; for Mr. McMenamin, 1,748; and for Mr. Mogged 1,748;

For Mr. Mogged, 4,500 shares vesting ratably in September 2009, 2010 and 2011; and

For Mr. Sherman 2,086 shares vested in July 2009 in connection with his separation from the Company.

(4)	Represents the value of the shares of restricted stock at $8.95 per share, the closing price of our common stock on June 30, 2009.

(5)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.
Option Exercises and Stock Vested
The following table contains information regarding the acquisition of our common stock by our named executive officers upon the exercise of stock options and vesting of restricted stock during fiscal 2009.

	Option Awards(1)		Stock Awards(1)
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise(2)	on Vesting	on Vesting(3)

Peter J. Burlage		$	16,368	$221,676
Henry G. Schopfer			6,173	119,458
Robert M. Sherman(4)			—	—
Sean P. McMenamin			2,637	44,498
Charles G. Mogged			1,500	28,800

(1)	Adjusted for the two-for-one stock exchange effected in connection with the Company’s holding company reorganization in August 2008 and the two-for-one stock split in June 2007.

(2)	Represents the difference between the market price of our common stock at the time of exercise and the exercise price of the stock options.

(3)	Based on the closing price of our common stock on the applicable vesting date.

(4)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.

Employment Agreements
We presently have an employment agreement with Mr. Burlage, our President and Chief Executive Officer. The initial expiration date of this agreement was February 2009, but pursuant to its terms, the agreement was automatically extended for an additional one year period. Accordingly, our agreement with Mr. Burlage is currently scheduled to expire in February 2010. Mr. Burlage’s employment agreement provides for an annual base salary of not less than $275,000. Mr. Burlage’s employment agreement also provides benefits in the event his employment is terminated under the circumstances described below.
In addition, we entered into an employment agreement with Mr. Sherman on May 22, 2008 in connection with our acquisition of Nitram Energy. However, Mr. Sherman separated from the Company, effective July 9, 2009, and accordingly, the employment agreement with Mr. Sherman is no longer of force and effect. We also had an employment agreement with Mr. McMenamin, which expired in January 2009.
Termination Without Cause. If we terminate the employment of Mr. Burlage without cause, he will be entitled to receive a lump sum payment equal to 100% of his then-current base salary less the amount of salary paid from the date of notice of his termination to the effective date of his termination.
Mr. Burlage will be deemed to have been terminated without cause if terminated by us for any reason other than:
•	death or disability;

•	conviction of a felony;

•	actions that reflect unfavorably upon the Company’s public image;

•	failure to substantially perform his duties;

•	misconduct that harms the Company;

•	failure to comply with instructions of our Board; or

•	violation of the Company’s policies or procedures.
Disability. Mr. Burlage is entitled to his then-current monthly salary for a period of six months in the event we terminate his employment due to a disability.
Good Reason. Mr. Burlage is not entitled to benefits if he terminates his employment for good reason, except following a change in control of the Company, as described below.
Change in Control. If the Company terminates the employment for Mr. Burlage within one year following a change in control of the Company for any reason other than for cause, death or disability, or Mr. Burlage terminates his employment with the Company for good reason following a change in control, then Mr. Burlage is entitled to a cash severance payment equal to 150% of the sum of his then-current annualized salary and any bonus paid in the preceding fiscal year. Additionally, Mr. Burlage would be entitled to the continuation of his health and welfare benefits for one year following the date of termination.

A change in control is defined as:
•	a sale of all or substantially all of the Company’s assets;

•	a merger or consolidation of the Company with or into another company; or

•	a sale, transfer and/or acquisition of a majority of shares of our common stock to any person or entity.
Good reason is defined as:
•	an adverse change in position or duties;

•	an adverse change in the method of calculating bonus or incentive compensation or a significant reduction in other benefits;

•	a breach of the employment agreement;

•	the executive officer is unable to carry out or is substantially hindered from carrying out his duties as a result of a change in circumstances or Company policies; or

•	relocation outside the Dallas-Fort Worth metropolitan area.
Obligations of Executive Officer. Mr. Burlage has agreed during the term of his employment and for one year following termination of his employment by us for any reason not to engage in any business competitive with us or solicit our employees, customers, or suppliers without our prior written consent.
Employment Termination and Change-in-Control Benefits
Pursuant to the terms of Mr. Sherman’s employment agreement that terminated upon his separation from the Company in July 2009, Mr. Sherman was paid a lump sum cash payment of $132,000, equal to 75% of his base salary. In addition, all outstanding equity awards held by Mr. Sherman were fully vested. The Company will continue to provide health benefits to Mr. Sherman through May 2013.
The table below quantifies the compensation paid to Mr. Sherman at his separation from the Company and the potential compensation that would become payable to each of our other named executive officers under existing employment and equity award agreements and Company plans and policies if their employment had terminated on June 30, 2009, given the executive officer’s base salary as of that date and the closing price of our common stock on June 30, 2009. No named executive officer is entitled to receive any tax “gross-up” payment under any existing employment agreement or equity award. For additional information regarding the definitions of “cause” and “change in control,” see “— Employment Agreements” and “— Equity Incentive Plans.”

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

	Cash Severance	Acceleration of
	Payments	Equity Awards(1)	Total

Peter J. Burlage
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
Termination With Cause	0	0	0
Termination Without Cause	350,000	0	350,000
Death	0	0	0
Disability	175,000	0	175,000
Retirement	0	0	0
Change in Control	525,000	344,557	869,557

Henry G. Schopfer
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
T Termination With Cause	0	0	0
Termination Without Cause	0	0	0
Death	0	0	0
Disability	0	0	0
Retirement	0	0	0
Change in Control	0	195,996	195,996

Robert M. Sherman(2)
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
Termination With Cause	0	0	0
Termination Without Cause	132,000	18,231	150,231
Death	0	0	0
Disability	0	0	0
Retirement	0	0	0
Change in Control	0

Sean P. McMenamin
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
T Termination With Cause	0	0	0
Termination Without Cause	0	0	0
Death	0	0	0
Disability	0	0	0
Retirement	0	0	0
Change in Control	0	93,608	93,608

Charles G. Mogged
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
Termination With Cause	0	0	0
Termination Without Cause	0	0	0
Death	0	0	0
Disability	0	0	0
Retirement	0	0	0
Change in Control	0	55,920	55,920

(1)
Under the terms of the agreements representing awards of stock options and restricted stock, any unvested awards become vested upon a change in control, as defined in the award agreements. The dollar amounts in this column represent the value of unvested stock options and restricted stock at $8.95 per share, the closing price of our common stock on June 30, 2009. Mr. Sherman’s outstanding equity awards were fully vested in connection with his separation from the Company and the amount represents the expense to the Company in accordance with FAS123R.

(2)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.

Certain Relationships and Related Transactions
The Company has adopted a written policy regarding the approval of any transaction or series of transactions in which the Company and a related party have an interest. A related party includes one of the Company’s executive officers, directors, director nominees, a person owning more than 5% of any class of the Company’s voting securities, an entity in which any of such persons is employed or is a partner or principal, or an immediate family member of such a person. Related party transactions involving $120,000 or more are required, when circumstances permit, to be submitted to and approved by the Audit Committee at a regular meeting held in advance of the transaction. The chair of the Audit Committee has the authority to pre-approve related party transactions in which the aggregate amount involved is less than $500,000 in circumstances in which it is impracticable or undesirable to wait until the next regularly scheduled Audit Committee meeting. Aspects of proposed related party transactions to be considered in granting approval include whether the transaction benefits the Company, whether the goods or services in question are available from other sources, and whether the terms of the proposed transaction are comparable to those available in transactions with unrelated third parties.
There were no related party transactions during fiscal 2009 that are required to be reported.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Hanks, McCashin, Mulford and Westerman served on the Compensation Committee for all of fiscal 2009. None of these directors is or ever has been an officer or employee of the Company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
R. Clayton Mulford (Chair)
Kenneth R. Hanks
Robert McCashin
Howard G. Westerman, Jr.
SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The tables below set forth information regarding the beneficial ownership of our common stock as of September 4, 2009 for:
•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each beneficial owner of more than 5% of our outstanding common stock.
The tables below list the number of shares and percentage of shares beneficially owned based on 13,214,550 shares of common stock outstanding as of September 4, 2009. Each share of common stock is entitled to one vote. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them.

Directors and Named Executive Officers

	Number	Percentage of
Name of Beneficial Owner	of Shares(1)	Outstanding Shares

Sherrill Stone	92,000	*

Peter J. Burlage(2)(3)	145,638	1.1%

Kenneth R. Hanks(3)	18,000	*

Robert McCashin	14,000	*

R. Clayton Mulford(3)	18,000	*

Howard G. Westerman, Jr	26,000	*

Henry G. Schopfer(2)(3)	46,265	*

Sean P. McMenamin(2)(3)	28,665	*

Charles G. Mogged(3)	21,229	*

Robert M. Sherman(4)	2,086	*

All directors and executive officers as a group (12 persons)(5)	453,655	3.4%

*	Less than 1%.

(1)	Adjusted for the two-for-one stock exchange effected in connection with the Company’s holding company reorganization in August 2008 and the two-for-one stock split in June 2007.

(2)
Includes shares of Company common stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days after September 9, 2009 as follows: Mr. Burlage (69,000 shares), Mr. Hanks (4,000 shares), Mr. Mulford (4,000 shares), Mr. Schopfer (12,000 shares), Mr. McMenamin (10,000 shares) and all directors and executive officers as a group (114,000 shares).

(3)
Includes shares of restricted stock for which the named executive officer has sole voting power, but no dispositive power, as follows: Mr. Burlage (19,950 shares), Mr. Schopfer (5,768 shares), Mr. McMenamin (4,072 shares) and Mr. Mogged (7,937 shares).

(4)	Mr. Sherman was appointed Vice President of Process Products in April 2008 following the Company’s acquisition of Nitram Energy. Mr. Sherman separated from the Company effective July 9, 2009.

(5)	All directors and executive officers as a group includes only those directors and executive officers serving as of the date of this proxy statement, including executive officers not listed herein.

Five Percent Holders
The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. Unless otherwise indicated, the information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the SEC by such person or entity, except that percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such report and the number of shares of common stock outstanding on September 14, 2009.

		Percentage of
Name of Beneficial Owner	Shares	Outstanding Shares
Brown Advisory Holdings Incorporated(1)	5,166,810	39.5%
Utility Service Holding Co., Inc.(2)	1,043,045	7.7%
Vincent and Gloria Gorguze Trust(3)	966,298	6.8%
Lynn E. Gorguze Separate Property Trust(4)	957,548	6.8%
William F. Nicklin(5)	833,948	6.2%
Royce & Associates(6)	814,800	6.2%
John Monfort (IRA)(7)	804,639	5.7%
David P. Cohen(8)	663,844	5.1%

(1)
According to a Schedule 13G/A filed with the SEC by Brown Advisory Holdings Incorporated (“BAHI”) on February 17, 2009, BAHI, in its capacity as a parent holding company, has shared dispositive power, but no voting power, over 5,163,210 shares of common stock owned by clients of Brown Advisory Securities, LLC, and sole dispositive power, but no voting power, over 3,600 shares of common stock owned by clients of Brown Investment Advisory & Trust Company. The address for BAHI is 901 South Bond Street, Suite 400, Baltimore, Maryland 21231.

(2)
According to a Schedule 13G filed with the SEC by Utility Service Holding Co., Inc. (“USHC”) on April 6, 2009, USHC has sole dispositive and voting power over 684,920 shares of common stock. The total number of shares held by USHC as reflected in the table above also includes 358,125 shares of common stock that may be acquired pursuant to the conversion of shares of the Company’s Series A convertible preferred stock acquired by USHC in September 2009. The address for USHC is P.O. Box 120 Warthen, Georgia 31094.

(3)
According to information provided to the Company in connection with its issuance of Series A convertible preferred stock in September 2009, the Vincent and Gloria Gorguze Trust beneficially owns the shares shown in the table above, including 312,500 shares of common stock that may be acquired pursuant to the conversion of shares of Series A convertible preferred stock acquired by the trust in September 2009. Prior to the filing of this report, additional information was not available regarding (a) dispositive and voting power of the shares or (b) whether the trust is deemed to beneficially own additional shares of common stock as a result of the trustee’s family relationships with other stockholders or other arrangements, each as provided for in the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(4)
According to information provided to the Company in connection with its issuance of Series A convertible preferred stock in September 2009, the Lynn E. Gorguze Separate Property Trust beneficially owns the shares shown in the table above, including 312,500 shares of common stock that may be acquired pursuant to the conversion of shares of Series A convertible preferred stock acquired by the trust in September 2009. Prior to the filing of this report, additional information was not available regarding (a) dispositive and voting power of the shares or (b) whether the trust is deemed to beneficially own additional shares of common stock as a result of the trustee’s family relationships with other stockholders or other arrangements, each as provided for in the rules promulgated under the Exchange Act.

(5)
According to a Schedule 13G filed with the SEC by William F. Nicklin on September 14, 2009, Mr. Nicklin has sole dispositive power and sole voting power over 833,948 shares of common stock. The total number of shares held by Mr. Nicklin as reflected in the table above also includes 250,000 shares of common stock that may be acquired pursuant to the conversion of shares of the Company’s Series A convertible preferred stock acquired by Mr. Nicklin in September 2009. The address for Mr. Nicklin is 3 Rivers Edge, Newburgh, NY 12550-1457.

(6)
According to a Schedule 13G/A filed with the SEC by Royce & Associates, LLC (“R&A”) on January 27, 2009, R&A has sole dispositive and voting power over 814,800 shares of common stock. The address for R&A is 1414 Avenue of the Americas, New York, New York 10019.

(7)
According to information provided to the Company in connection with its issuance of Series A convertible preferred stock in September 2009, Mr. Monfort beneficially owns the shares shown in the table above through his investment retirement account, including 250,000 shares of common stock that may be acquired pursuant to the conversion of shares of Series A convertible preferred stock acquired by Mr. Montfort in September 2009. Prior to the filing of this report, additional information was not available regarding (a) dispositive and voting power of the shares or (b) whether Mr. Monfort is deemed to beneficially own additional shares of common stock as a result of family relationships with other stockholders or other arrangements, each as provided for in the rules promulgated under the Exchange Act.

(8)
According to a Schedule 13G/A filed jointly with the SEC by David P. Cohen, Athena Capital Management, Inc. (“ACM”) and Minerva Group, LP (“MG”) on February 11, 2008, Mr. Cohen and ACM have shared voting and shared dispositive power over 343,864 shares of common stock, and Mr. Cohen and MG have sole voting and sole dispositive power over 319,980 shares of common stock. The address for Mr. Cohen, ACM and MG is 50 Monument Road, Suite 201, Baja Cynwyd, Pennsylvania 19004. The number of shares has been adjusted for the two-for-one stock exchange effected in connection with our holding company reorganization in August 2008.

AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter adopted by the Board. In carrying out its responsibilities, the Audit Committee, among other things:
•	monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;

•	appoints, compensates and oversees the Company’s independent registered public accounting firm, including reviewing the independence of the independent registered public accounting firm;

•	reviews and approves all audit and non-audit services; and

•	oversees the Company’s compliance with legal and regulatory requirements.
The Audit Committee held seven meetings during fiscal 2009, with all members in attendance at all meetings. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm, which are held outside the presence of the Company’s management.
In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements of the Company for the 2009 fiscal year and met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm has represented to the Audit Committee that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards.
The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communication), which includes among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent registered public accounting firm also provided the Audit Committee with written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence), as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent registered public accounting firm its independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm as described above, and upon its review of the representations of management and the independent registered public accounting firm and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the Securities and Exchange Commission.
Members of the Audit Committee
Kenneth R. Hanks (Chair)
Robert McCashin
Howard G. Westerman, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Selection
Grant Thornton LLP has served as the Company’s independent registered public accounting firm since its initial appointment in 1967. The Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2009. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees for audit services rendered by Grant Thornton LLP, the Company’s independent registered public accounting firm, for the audit of the Company’s annual financial statements for fiscal years 2009 and 2008, and fees billed for other services rendered by Grant Thornton LLP.

	Fiscal Year	Fiscal Year
	2009	2008

Audit Fees(1)	$489,949	$423,328
Audit-Related Fees(2)	42,216	26,800
Tax Fees	—	—
All Other Fees(3)	—	311,996

(1)
“Audit Fees” consist principally of fees for the audit of our consolidated annual financial statements, assessment of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, a statutory audit of our U.K. subsidiary and review of our consolidated interim financial statements and related filings.

(2)	“Audit-Related Fees” consist principally of fees for review of various statutory filings associated with our holding company reorganization.

(3)	“All Other Fees” consist principally of fees related to the acquisition of Nitram Energy, Inc. during fiscal 2008.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services for fiscal 2009 were pre-approved by the Audit Committee.
SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports regarding ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of the reports furnished to us, we believe our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements during the year ended June 30, 2009.

STOCKHOLDER PROPOSALS FOR
2010 ANNUAL MEETING OF STOCKHOLDERS
If you would like to include a proposal in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders, the proposal must be in writing and received by the Company’s Secretary at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254 no later than [•], 2010, and otherwise comply with all requirements of the SEC for stockholder proposals.
In addition, the Company’s Bylaws provide that any stockholder who desires to bring any business (including a nomination for the election to the board of directors) before an annual meeting must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be received by the Company at the above address not less than 120 nor more than 150 calendar days before the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting. To be timely, a notice to bring a proposal before the 2010 Annual Meeting of Stockholders must be received by the Company no earlier than [•], 2010 and no later than [•], 2009. The notice must describe the stockholder proposal and provide certain other information required by the Company’s Bylaws.
OTHER MATTERS
As of the date of this proxy statement, the Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

Melissa G. Beare
Secretary
Dallas, Texas
[•], 2009

Annex A
CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF PMFG, INC.
The undersigned, Peter J. Burlage, being the President and Chief Executive Officer of PMFG, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
FIRST: The name of the corporation is PMFG, Inc. (the “Corporation”)
SECOND: The Corporation wishes to amend its Certificate of Incorporation so as to increase the number of shares of authorized capital stock that the Corporation shall have the authority to issue.
THIRD: To accomplish the amendment referred to in paragraph SECOND above, Article IV, Section 1 of the Second Amended and Restated Certificate of Incorporation is hereby amended to read as follows:
“Section 1. Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated common stock and preferred stock. The total number of shares of capital stock that the Company is authorized to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”
FOURTH: The foregoing Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporations Law of the State of Delaware.
IN WITNESS WHEREOF, PMFG, INC. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this ___ day of __________ 2009.

Peter J. Burlage
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

PMFG, INC.
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▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS WITH TERMS ENDING IN 2012:

Nominees:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

01 SHERRILL STONE 02 PETER J. BURLAGE	☐	☐	☐	2.	TO APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 25,000,000 SHARES TO 50,000,000 SHARES.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				3.
TO APPROVE THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON CONVERSION, OR REDEMPTION OF, OR DIVIDEND OR LIQUIDATION PAYMENTS ON, THE COMPANY’S RECENTLY ISSUED SERIES A CONVERTIBLE PREFERRED STOCK.
						☐	☐	☐
*Exceptions
				THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PRINT AUTHORIZATION	(THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to: 212-709-3287

SIGNATURE:	DATE:	TIME:

Meeting Date:	November [_____], 2009
at 10:00 a.m., local time

Location:	14651 North Dallas Parkway
Suite 500
Dallas, Texas 75254
Directions to the Annual Meeting:
From the North: Head south on North Dallas Parkway and take the Beltline exit, staying on the southbound service road. After crossing Quorum Drive, proceed on the service road for approximately 500 feet. You will then turn right into the entrance for The Princeton building.
From the South: Head north on the North Dallas Parkway and take the Spring Valley — Verde Valley — Quorum exit. Stay in the left lane on the service road until you reach Quorum. Make a U-turn and stay on the southbound service road for approximately 500 feet. You will then turn right into the entrance for The Princeton building.
From the East or the West: Take I-635 to the North Dallas Parkway and then follow the directions described above.
Parking is available free of charge in front of our building.
Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be held on November [_____], 2009.
The Notice of Annual Meeting of Stockholders and Proxy Statement are available at:
[                               ]
▼ FOLD AND DETACH HERE ▼
PMFG, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER [___], 2009
The undersigned stockholder of PMFG, Inc. (the “Company”) does hereby constitute and appoint Sherrill Stone, Chairman of the Board of Directors of the Company, and Melissa G. Beare, Vice President, General Counsel and Corporate Secretary of the Company, as his, her or its proxy, with full power of substitution and re-substitution, to attend the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, on [___], November [___], 2009, at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, and any adjournment or postponement thereof, with full power to vote and act for the undersigned, in his, her or its name, and to vote all common stock of the Company held by him, her or it, to the same extent and with the same effect as the undersigned, in the manner specified below and in the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated September [___], 2009, and in their discretion, on any other matters that may properly come before the Annual Meeting. The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and the Annual Report, each of which has been furnished herewith. The undersigned hereby revokes any other proxy previously given by him, her or it.
IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER, BANK OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES AS OF THE RECORD DATE.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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